SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)
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Cirrus Logic, Inc.

(Name of Registrant as Specified In Its Charter)

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DAVID FRENCH
President and Chief Executive Officer
June 2, 2006
To our Stockholders:
     I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Friday, July 28, 2006, at 1:00 p.m. at Cirrus Logic, Inc., 2901 Via Fortuna, Austin, Texas 78746.
      Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.
      Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. Although you may vote in person at the annual meeting, you may also vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.
      Cirrus Logic values the participation of its stockholders. Your vote is an important part of our system of corporate governance and I strongly encourage you to participate.
      Thank you for your prompt response.
Sincerely,

David D. French

A copy of the Annual Report on Form 10-K, which includes financial statements, is being mailed with this Proxy Statement.
You may receive an additional copy of these documents at no charge upon request directed to:
Cirrus Logic Investor Relations
2901 Via Fortuna, Austin, Texas 78746
telephone: (512) 912-3222; email: InvestorRelations@cirrus.com
Financial reports may also be accessed on our Web site at
www.cirrus.com.

Annual Stockholders’ Meeting
July 28, 2006
YOUR VOTE IS IMPORTANT
Notice
Cirrus Logic, Inc. (the “Company”) will hold its 2006 Annual Meeting of Stockholders as follows:
Friday, July 28, 2006
1:00 P.M.
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746
At the meeting, stockholders will vote on the following matters:
(i)	the election of seven Company directors for one-year terms;

(ii)	the ratification and approval of the Cirrus Logic, Inc. 2006 Stock Incentive Plan;

(iii)	the ratification of the appointment of Ernst &Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and

(iv)	such other business as may properly come before the meeting.
You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see “Questions and Answers About the Proxy Materials, the Annual Meeting, and Voting Procedures” on page 2.
Stockholders of record at the close of business on May 31, 2006 (the “Record Date”), are entitled to vote. On that day, approximately 87.5 million shares of the Company common stock were outstanding. Each share entitles the holder to one vote.
The Board asks you to vote in favor of each of the proposals. This proxy statement provides you with detailed information about each proposal. We are also using this proxy statement to discuss our corporate governance and compensation practices and philosophies.
We encourage you to read this proxy statement carefully. In addition, you may obtain information about the Company from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission.
This proxy statement and the accompanying proxy card are being distributed on or about June 21, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING, AND VOTING PROCEDURES
Q:	Why am I receiving these materials?

A:	Our Board of Directors (“Board”) is soliciting your proxy for the annual meeting of stockholders to take place on July 28, 2006. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:	The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2006 Annual Report to Stockholders for the fiscal year ended March 25, 2006 is also enclosed.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals scheduled to be voted on at the meeting:
•	the election of seven directors;

•	the ratification and approval of the Cirrus Logic, Inc. 2006 Stock Incentive Plan; and

•	the ratification of the appointment of Ernst & Young as our independent registered public accounting firm.
Q:	What is Cirrus Logic’s voting recommendation?

A:	Our Board recommends that you vote your shares “FOR” each of the director nominees, and “FOR” both of the other proposals.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on the Record Date, may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through the Company’s Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote by proxy or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares by proxy or in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. If you are the stockholder of record, please refer to the summary instructions below and those included on your proxy card. If you hold shares in street name, you should refer to the voting instruction card included by your broker or nominee.

BY INTERNET—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

BY TELEPHONE—If you live in the United States or Canada, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

BY MAIL—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “How Are Votes Counted?”

Q:	Can I change my vote?

A:	You may revoke your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may revoke your proxy instructions by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may revoke your proxy instructions by submitting new voting instructions to your broker or nominee.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is the presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” the ratification and approval of the Cirrus Logic, Inc. 2006 Stock Incentive Plan, and “FOR” the ratification of Ernst & Young to serve as our independent registered public accounting firm).

Q:	What is the voting requirement to approve each of the proposals?

A:	A director must receive the affirmative “FOR” vote of a majority of those shares entitled to vote and present in person or represented by proxy in order to be re-elected. The ratification and approval of the Cirrus Logic, Inc. 2006 Stock Incentive Plan and the ratification of our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “How are abstentions and broker non-votes counted?” below. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions are counted as shares present and entitled to be voted for the purposes of calculating whether a proposal receives “FOR” votes from a majority of the shares present and entitled to vote. As a result, abstentions will have the same effect as a vote cast AGAINST a proposal.

However, for the purposes of calculating whether such proposal receives “FOR” votes from a majority of the shares present and entitled to vote, broker non-votes are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	How can I obtain an admission ticket for the meeting?

A:	Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Company’s Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on the Record Date, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of the Record Date.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and will publish final results no later than our quarterly report on Form 10-Q for the second fiscal quarter ending September 23, 2006.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the three proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Scott Thomas and John Kurtzweil, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board.

Q:	What classes of shares are entitled to be voted?

A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the annual meeting. On the Record Date, we had approximately 87.5 million shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	No.

Q:	Who will count the votes?

A:	A representative of Automatic Data Processing, Inc. will tabulate the votes. A representative of the Company will act as the inspector of the election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management for review and consideration.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or submit your proxy over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Company no later than February 17, 2007. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by the Company no later than February 17, 2007, and shall contain the information required by our Bylaws.

Copy of Bylaw Provisions: You may contact the Company’s Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
BOARD STRUCTURE AND COMPENSATION
The Board, which currently consists of seven directors, has determined that five directors, as indicated in the table below, are independent as defined by the applicable Nasdaq Stock Market, Inc. (the “Nasdaq”) listing standards. During the fiscal year ended March 25, 2006, the Board held 11 meetings. All directors are expected to attend each meeting of the Board and the committees on which he serves. No director attended less than 75% of all of the meetings of the Board and the committees on which he served. Directors are expected to attend the Company’s annual meeting of stockholders absent a valid reason. All of the directors attended the Company’s 2005 annual meeting of stockholders.
We have three Board committees: Audit, Compensation, and Governance and Nominating. Each member of the Audit, Compensation and Governance and Nominating Committees is independent in accordance with the applicable Nasdaq listing standards. Each committee has a written charter that has been approved by the Board and is attached to this proxy statement as an Exhibit. The members of each committee are identified in the following table and the function of each committee is described below.
On occasion, the Board may appoint special committees of the Board or designate directors to undertake special assignments on behalf of the Board. Unless indicated otherwise by the Board at the time of the designation of a special committee, the compensatory fees paid for attending a special committee meeting are the same as the Board Meeting Attendance Fees set forth in the Director Compensation Arrangements section of these proxy materials. During the fiscal year ended March 25, 2006, a total of nine special committee meetings were held.

Governance and
Name of Director	Independent	Audit	Compensation	Nominating
D. James Guzy	Yes	X		X
Michael L. Hackworth	Yes
Walden C. Rhines	Yes	X	X	Chair
William D. Sherman	Yes		Chair	X
Robert H. Smith	Yes	Chair	X	X
Suhas S. Patil	No
David D. French	No
Number of Meetings Held in Fiscal Year Ended March 25, 2006		9	4	3
Audit Committee
The Audit Committee is composed of three directors. The responsibilities of the Committee include:
•	reviewing the Company’s auditing, accounting, financial reporting, and internal control functions;
•	selecting the Company’s independent registered public accounting firm and overseeing their independence, qualifications and performance;
•	pre-approving all audit and non-audit services performed by the independent auditors;
•	meeting separately with the independent auditors and the Company’s senior management and providing a line of communication between the independent auditors, management and the Board;
•	ensuring that procedures are available for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and
•	reviewing the general scope of the Company’s accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit.
The Board has determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements and is independent under applicable Securities and Exchange Commission rules and applicable Nasdaq listing standards. The Board has determined that Robert H. Smith is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.
For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 34 of this proxy statement, as well as the Audit Committee Charter attached to this proxy statement as Exhibit A. A copy of the Audit Committee Charter is also available on our website at www.cirrus.com.
Compensation Committee
The Compensation Committee is composed of three directors each of whom is independent under applicable Nasdaq listing standards. The Committee reviews and approves salaries and other matters relating to executive compensation, and administers the Company’s employee stock purchase plan and stock option plans, including reviewing and granting stock options to executive officers and other employees. The Compensation Committee also reviews and recommends to the Board for approval various other company compensation plans, policies and matters. For additional information relating to the Compensation Committee, see the Report of the Compensation Committee of the Board on page 30 of this proxy statement and the Compensation Committee Charter attached to this proxy statement as Exhibit B. A copy of the Compensation Committee is also available on our website at www.cirrus.com.
Governance and Nominating Committee
The Governance and Nominating Committee is composed of four directors, each of whom is independent under the applicable Nasdaq listing standards. This Committee provides counsel to the Board with respect to Board organization, membership and function, as well as committee structure and membership. The Committee is also responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting. For more information relating to the Governance and Nominating Committee, see the Governance and Nominating Committee Charter attached to this proxy statement as Exhibit C. A copy of the Governance and Nominating Committee Charter is also available on our website at www.cirrus.com.
The Governance and Nominating Committee reviews annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated at the annual meeting. The Governance and Nominating Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the Committee’s views of the current needs of the Board for certain skills; the candidate’s background, skills, experience, or other characteristics; and the expected contributions and the qualification standards established from time to time by the Governance and Nominating Committee. If the Committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance and Nominating Committee. In making the determinations regarding nominations of directors, the Governance and Nominating Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.
The Governance and Nominating Committee believes that members of the Company’s Board of Directors should posses certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. Therefore, the Committee has determined that nominees for election as director should have the following qualifications: (i) possess the highest personal and professional ethics, integrity and values; (ii) be committed to representing the long-term interests of the Company’s stockholders; (iii) have an inquisitive and objective perspective and mature judgment; (iv) possess strong business and financial acumen and judgment acquired through education, training or experience; (v) possess experience at policy-making levels in business, government, education or technology, and in areas that are relevant to the company’s global business activities; (vi) have experience in matters of corporate governance; (vii) have experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated; and (viii) be prepared to devote appropriate time and attention to the Board and Committee duties required of a public company board member.

And, in addition for non-employee director candidates, the nominees should have personal and business circumstances that permit them to serve on one or more of the various Committees of the Board.
These are not meant to be the exclusive criteria, however, and the Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.
Stockholders are able to recommend individuals to the Governance and Nominating Committee for consideration as potential director nominees by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least one year as of the date such recommendation is made. Recommendations should be submitted to:
Governance and Nominating Committee
c/o Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746
Assuming that the appropriate information is included on a timely basis, the Committee will consider stockholder-recommended candidates applying the same procedures and criteria used to consider other candidates.
Stockholders also have the right under the Company’s Bylaws to nominate candidates for election as directors by following the procedures, providing the information and conforming to the submission deadlines specified in the Company’s Bylaws.
Corporate Governance Guidelines
On an annual basis, the Company reviews its corporate governance practices in light of any updates to the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Nasdaq listing standards. A copy of the Company’s Corporate Governance Guidelines are attached to this proxy statement as Exhibit D. Among other matters, the Guidelines include the following:
•	A majority of the members of the Board must be independent directors as defined by applicable Nasdaq listing standards and rules of the Securities and Exchange Commission.
•	The positions of Chairman of the Board and Chief Executive Officer shall be held by separate individuals, and the Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.
•	If the Chairman of the Board is not an independent director, an independent director may be designated by the Board as the “lead independent director.”
•	Directors shall retire at the age of 75.
•	The Board will have an Audit, Compensation, and Governance and Nominating Committee, each of which shall consist solely of independent directors.
•	The independent directors shall meet in executive session either before or after each regularly scheduled Board meeting.
Code of Conduct
The Company has adopted a Code of Conduct, applicable to all employees, including the principal executive officer and senior financial officers, which is incorporated as Exhibit 14 to its Annual Report on Form 10-K and is accessible at www.cirrus.com. The Code of Conduct, as applied to the Company’s senior financial officers, constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and constitutes the Company’s “code of conduct” under the Nasdaq listing standards.
Director Compensation Arrangements
Independent directors receive a combination of cash and equity-based compensation. Directors who are employed by the Company do not receive any compensation for their Board activities. Independent directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation. The following tables set forth the compensatory fees paid per meeting to independent directors by the Company during the fiscal year ended March 25, 2006.

Director Compensation for Fiscal Year Ended March 25, 2006
Quarterly Director Retainer	$6,250
Audit Chair Quarterly Retainer	$2,500
Board Meeting Attendance Fees (per meeting)	$2,000
Special Telephonic Board Meeting Attendance Fees (per meeting)	$500
Audit Committee Meeting Attendance Fees (per meeting)	$500
Compensation Committee Meeting Attendance Fees (per meeting)	$250
Nominating and Governance Committee Meeting Attendance Fees (per meeting)	$250
In addition, each independent director receives an option to purchase 25,000 shares of common stock of the Company at an exercise price equal to fair market value on the date of grant upon becoming a director, with 25% vesting after one year and the remainder vesting ratably each month over the following 36 months. Upon re-election to the Board, each independent director receives a fully vested option grant to purchase 10,000 shares of common stock at an exercise price equal to fair market value on the date of grant. Beginning in fiscal year 2007, independent directors will no longer be paid on a per meeting basis. Instead, directors will receive quarterly retainer payments for their board service. The following table sets forth the compensatory fees to be paid to independent directors by the Company beginning in fiscal year 2007.

Director Compensation (Beginning Fiscal Year 2007)
Quarterly Director Retainer	$12,500
Board Chairman Quarterly Retainer	$3,750
Audit Chair Quarterly Retainer	$5,000
Audit Committee Member Quarterly Retainer	$2,000
Compensation Committee Chair Quarterly Retainer	$2,000
Compensation Committee Member Quarterly Retainer	$1,000
Nominating and Governance Committee Chair Quarterly Retainer	$1,500
Nominating and Governance Committee Quarterly Retainer	$750

PROPOSALS TO BE VOTED ON
Proposal No. 1
ELECTION OF DIRECTORS
The Governance and Nominating Committee has approved seven nominees for election to the Board this year, each of whom has served as a director since the last annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected or until their earlier resignation or removal. There are no family relationships among the Company’s executive officers and directors.
Vote Required
A director must receive the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy in order to be re-elected.
Information About Nominees
MICHAEL L. HACKWORTH
Director since 1985
Mr. Hackworth, age 65, is currently Chairman of the Board of the Company, a position he has held since July 1997. Mr. Hackworth is the Chief Executive Officer of Tymphany Corporation, as well as a director of Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools. He served as President and Chief Executive Officer of the Company from January 1985 to June 1998, and continued to serve as Chief Executive Officer until February 1999.
DAVID D. FRENCH
Director since 1999
Mr. French, age 49, is the President and Chief Executive Officer of the Company. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has more than 20 years experience in the semiconductor industry.
D. JAMES GUZY
Director since 1984
Mr. Guzy, age 70, has been Chairman of Arbor Company, a limited partnership engaged in the electronics and computer industry, since 1969. Mr. Guzy is also Chairman of the Board of PLX Technology, Inc., a developer and supplier of data transfer semiconductor devices, and a director of Intel Corporation, a semiconductor chip maker; Davis Selected Group of Mutual Funds; and Alliance Bernstein Core Mutual Fund. He is also Director Emeritus of Novellus Systems, Inc., a developer and manufacturer of systems used in the fabrication of integrated circuits.
SUHAS S. PATIL
Director since 1984
Dr. Patil, age 61, a founder of the Company’s predecessor company in 1981, and a founder of the Company in 1984, was appointed Chairman Emeritus of the Company in July 1997. Prior to that time, he served as Chairman of the Board of the Company from 1984 to July 1997, and has held various offices within the Company. Dr. Patil is currently an employee of Cirrus Logic, Inc.

WALDEN C. RHINES
Director since 1995
Dr. Rhines, age 59, is the Chairman and Chief Executive Officer of Mentor Graphics Corporation, a maker of electronic design automation products. Dr. Rhines has been employed by Mentor Graphics since 1993. He is also a director of TriQuint Semiconductor, Inc., a supplier of high-performance components and modules for communications applications.
WILLIAM D. SHERMAN
Director since 2001
Mr. Sherman, age 63, is a senior partner in the law firm of Morrison & Foerster LLP, where he has worked since 1987. From March 2000 to March 2002, Mr. Sherman also served as Vice President and General Counsel of CopperCom, Inc., a telecommunications equipment manufacturer.
ROBERT H. SMITH
Director since 1990
Mr. Smith, age 69, retired in August 2002 from the position of Executive Vice President of Administration of Novellus Systems, Inc., a developer and manufacturer of systems used in the fabrication of integrated circuits, where he also served on the Board of Directors. He also serves on the Board of Directors of Epicor Software Corporation, an enterprise and e-business software solutions company; PLX Technology, Inc., a developer and supplier of data transfer semiconductor devices; Virage Logic Corporation, a provider of semiconductor intellectual property platforms and development tools; and ON Semiconductor, a supplier of power components and systems to designers of computers, communications, consumer, and industrial systems.
The Board recommends a vote FOR the election to the Board of each of the foregoing nominees.
Proposal No. 2
RATIFICATION AND APPROVAL OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN
On May 9, 2006, the Compensation Committee recommended that the Board of Directors approve the Cirrus Logic, Inc. 2006 Stock Incentive Plan (the “Incentive Plan”). On May 10, 2006, the Board of Directors approved the Incentive Plan, subject to shareholder approval at the Annual Meeting. If our shareholders approve the Incentive Plan, we will cease granting stock awards from the Company’s current 2002 Stock Option Plan, which includes an annual evergreen provision that automatically increases the number of shares available under the plan by four percent (4%) of the number of shares outstanding.
Summary of the Incentive Plan
The following is a summary of the terms of the Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Exhibit E.
The Incentive Plan is designed to enable us and our affiliates to provide a means to attract able employees, directors, and consultants by providing a means whereby those individuals upon whom the responsibilities for the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the success of the Company and its affiliates. A further purpose of the Incentive Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance our profitable growth. Accordingly, the Incentive Plan provides for the following:
•	discretionary grants to our employees and to the employees of our subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (“Incentive Stock Options”); and

•	discretionary grants to employees, consultants, and directors of the Company and its affiliates of (a) stock options that do not constitute Incentive Stock Options (“Nonstatutory Stock Options”), (b) shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances (“Restricted Stock”), (c) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures (“Performance Awards”), (d) shares of Common Stock, cash payments or a combination thereof which vest over a period of time (“Phantom Stock Awards”), and (e) awards of unrestricted shares of the Common Stock that need not be subject to performance criteria or to forfeiture (“Bonus Stock Awards”).
Number of Shares Subject to the Incentive Plan and Award Limits
The aggregate maximum number of shares of Common Stock that may be issued under the Incentive Plan is 17,000,000 shares, provided that each share of Common Stock issued for a “Full-Value Award” (that is, an award other than a stock option, stock appreciation right, or other award whose intrinsic value is solely dependent on appreciation in the price of the Common Stock after the date of grant) shall reduce the number of available shares under the Incentive Plan by 1.5 shares. The maximum number of shares of Common Stock that may be subject to stock options, Restricted Stock awards, Phantom Stock Awards, Bonus Stock Awards, and Performance Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 400,000 shares. Each of the limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization, or other change in our capital structure. The amount of compensation that may be paid under all Performance Awards under the Incentive Plan denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.
Administration
The Incentive Plan will be administered by a committee (the “Committee”) of, and appointed by, the Board comprised solely of two or more non-employee directors who also qualify as “outside directors” (as defined under Section 162(m) of the Code). The Board has appointed the Compensation Committee to serve as the Committee to initially administer the Incentive Plan.
The Committee will have full authority, subject to the terms of the Incentive Plan, to establish rules and regulations for the proper administration of the Incentive Plan, to select the employees, consultants, and directors to whom awards are granted, and to set the date of grant, the type of award that will be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual’s duties and present and potential contributions to the Company’s success.
Eligibility
All employees, consultants, and directors of the Company and its affiliates are eligible to participate in the Incentive Plan. The selection of those employees, consultants, and directors, to receive Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination thereof, is within the discretion of the Committee. However, Incentive Stock Options may be granted only to our employees and to employees of our subsidiary corporations. As of May 15, 2006, approximately 435 individuals were potentially eligible to participate in the Incentive Plan, including 419 employees, 11 contractors, and 5 non-employee directors.
Term of Incentive Plan
The Incentive Plan became effective as of May 10, 2006, the date of its adoption by the Board, provided the Incentive Plan is timely ratified and approved by the shareholders of the Company. No awards may be granted under the Incentive Plan after May 9, 2016, and the Incentive Plan will terminate once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the Incentive Plan at any time with respect to any shares of Common Stock for which awards have not been granted.
Stock Options
The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the option contract that evidences each option grant. The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock having more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted. Subject to the limitations described above under the section “Number of Shares Subject to the Incentive Plan and Award Limits,” the number of shares subject to each option will be determined by the Committee.
The status of each option granted to an employee as either an Incentive Stock Option or a Nonstatutory Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Nonstatutory Stock Options. All options granted to consultants and non-employee directors will be Nonstatutory Stock Options.
The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and Common Stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the Incentive Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The Incentive Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.
All options will be evidenced by a written contract containing provisions consistent with the Incentive Plan and such other provisions as the Committee deems appropriate. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Nonstatutory Stock Option is not transferable other than by will or the laws of descent and distribution, or with the consent of the Committee (provided, however, that such transfer shall be limited to members of the employee’s immediate family, trusts, and partnerships established for the primary benefit of such family members or to charitable organizations; and provided further, that such transfer is not made for consideration to the employee).
Restricted Stock
Pursuant to a Restricted Stock award, shares of Common Stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to us (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, or (11) the return on shareholders’ equity achieved by the Company (items (1) through (11) are collectively referred to as the “Performance Measures”), (ii) the holder’s continued employment or continued service as a consultant or director with the Company and its affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of these factors. The Performance Measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon our future performance or the future performance of any of our affiliates, divisions or departments. Unless otherwise provided in the award agreement, the recipient of the award will have the right to vote the shares of Common Stock subject to a Restricted Stock award and to receive all dividends and other distributions paid with respect to such shares, but may not sell, transfer, exchange, or otherwise dispose of such shares until the forfeiture restrictions have lapsed. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a consultant or a director of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. The Committee may establish other terms and conditions for the issuance of Restricted Stock under the Incentive Plan.
Performance Awards
The Committee may, in its sole discretion, grant Performance Awards under the Incentive Plan that may be paid in cash, Common Stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient’s employment or service as a consultant or director of the Company and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.
The receipt of cash or Common Stock pursuant to a Performance Award will be contingent upon satisfaction by the Company, or any affiliate, division or department thereof, of performance targets established by the Committee either (i) prior to the beginning of the performance period, or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon any one or more of the Performance Measures. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of the Performance Measures and/or provide for a reduction in the value of a Performance Award during the performance period.
Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period. Payment may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. The Committee may establish other terms and conditions for Performance Awards under the Incentive Plan.
Phantom Stock Awards
Phantom Stock Awards under the Incentive Plan are awards of the right to receive Common Stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award may include a stock appreciation right that is granted independently of a stock option. A Phantom Stock Award will terminate if the recipient’s employment or service as a consultant or director of the Company and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.
Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. The Committee may establish other terms and conditions for Phantom Stock Awards under the Incentive Plan.
Bonus Stock Awards
Each Bonus Stock Award constitutes a transfer of unrestricted Common Stock on such terms and conditions as the Committee determines. Bonus Stock Awards will be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Committee in its discretion.
Corporate Change and Other Adjustments
The Incentive Plan provides that, upon a Corporate Change (as defined in the Incentive Plan), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of Common Stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Restricted Stock awards as appropriate to reflect such Corporate Change or fully vest such outstanding Restricted Stock awards and, upon such vesting, all restrictions applicable to such Restricted Stock will terminate. Further, upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Performance Awards or Phantom Stock Awards as appropriate to reflect such Corporate Change, or cancel any of such outstanding awards and cause the Company to make payments in respect thereof in cash, which payments will be prorated in the event that the applicable performance or vesting period with respect to such awards has not been completed.
The maximum number of shares that may be issued under the Incentive Plan and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the Incentive Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.
Amendment and Termination
The Board may from time to time amend, alter, or terminate the Incentive Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant’s consent. Further, without the prior approval of our shareholders, the Board may not amend the Incentive Plan to change the class of eligible individuals, increase the number of shares of Common Stock that may be issued under the Incentive Plan, or amend or delete the provisions of the Incentive Plan that prevent the Committee from amending any outstanding option contract to lower the option price.
United States Federal Income Tax Aspects of the Incentive Plan
Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for compensation paid for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
Nonstatutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Nonstatutory Stock Option such as those under the Incentive Plan (whether or not including a stock appreciation right), and we are not entitled to a tax deduction for compensation paid by reason of such grant. Generally, upon the exercise of a Nonstatutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Nonstatutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.
Upon a subsequent disposition of the shares received upon exercise of a Nonstatutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Nonstatutory Stock Option or stock appreciation right.
Restricted Stock. The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.
Performance Awards and Phantom Stock Awards. An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, we will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by the Company.
Bonus Stock Awards. In general, an individual who receives a Bonus Stock Award will be taxed on the fair market value of the shares on the date the shares are issued to the individual. Subject to the application of Section 162(m) of the Code, we will be entitled to a deduction for a corresponding amount provided we timely satisfy any federal income tax reporting requirements. If, upon a taxable disposition of the shares, the individual receives more or less than his or her basis in the shares, the gain or loss will be long-term or short-term capital gain or loss, depending on the holding period of the shares, measured from the date that the receipt of the shares was a taxable event to such individual.
Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Our ability to deduct compensation income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the Incentive Plan should not be limited by Section 162(m) of the Code and the regulations issued thereunder. Further, we believe that our deduction for compensation income generated in connection with Performance Awards granted by the Committee under the Incentive Plan should not be limited by Section 162(m) of the Code. The Incentive Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made by the holder under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Committee is based solely upon the satisfaction of one of the Performance Measures set forth in the Incentive Plan, then we believe that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in the award (such as the occurrence of a change in control or vesting based upon continued service with the Company). Compensation income generated in connection with Phantom Stock Awards (other than stock appreciation rights granted by the Committee) and Bonus Stock Awards under the Incentive Plan will be subject to the Section 162(m) deduction limitation.
The comments set forth in this section are only a summary of certain of the United States federal income tax consequences relating to the Incentive Plan. No consideration has been given to the effects of state, local, foreign, or other tax laws on the Incentive Plan or award recipients.
Vote Required
The ratification and approval of the Incentive Plan requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy present and entitled to vote on such proposal.
The Board recommends a vote FOR the ratification and approval of the Incentive Plan
Proposal No. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending March 31, 2007. During fiscal year ended March 25, 2006, Ernst & Young served as the Company’s independent registered public accounting firm and also provided certain tax services.
Representatives of Ernst & Young attended all meetings of the Audit Committee in fiscal year 2006. The Audit Committee pre-approves and reviews all audit and non-audit services provided by Ernst & Young. In considering the services to be provided by Ernst & Young, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young.
For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board on page 34 of this proxy statement, as well as the Audit Committee Charter attached to this proxy statement as Exhibit A.
A representative of Ernst & Young is expected to attend the meeting and be available to respond to questions and, if he or she desires, to make a statement.
The Board recommends a vote FOR the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.
If the appointment is not ratified, the Audit Committee will consider this an indication to select other auditors for the following fiscal year. Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2007, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.
ADDITIONAL INFORMATION
EXECUTIVE OFFICERS
Jo-Dee M. Benson – Vice President, Marketing Communications and Human Resources
Ms. Benson, age 46, was appointed Vice President, Marketing Communications and Human Resources in February 2005. Previously she had served as Vice President of Corporate Communications since December 2000. Between February 2000 and December 2000, she served as Vice President, Corporate Communications, at Vectris Communications.
Thurman K. Case – Vice President, Treasurer, Financial Planning & Analysis
Mr. Case, age 49, joined the Company in October 2000, and was appointed Vice President, Treasurer, Financial Planning & Analysis, in September 2004. Prior to being appointed to his current position, Mr. Case also served as Vice President, Finance between June 2002 and September 2004, and Director of Finance between October 2000 and June 2002.
Keith E. Cheney – Vice President, General Manager, Embedded Products
Mr. Cheney, age 41, rejoined the Company in March of 2005 as Vice President of Marketing for the Embedded Products Division, having worked for the Company previously from 1995 to 2000. Mr. Cheney was promoted to General Manager of the Embedded Products Division in June 2005, where he is responsible for establishing the strategy and product direction for the CobraNet,™ audio DSP and ARM® products.
David D. French – Chief Executive Officer, President and Director Nominee
Mr. French, age 49, is the President and Chief Executive Officer of the Company. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has more than 20 years of experience in the semiconductor industry .
Gerald R. Gray – Senior Vice President, Worldwide Operations
Mr. Gray, age 57, was appointed the Senior Vice President of Worldwide Operations in September 2002. Previously, he served as Vice President of Worldwide Operations from April 2000, and Vice President of Domestic Operations from June 1998.

Robert A. Kromer – Vice President, Worldwide Sales
Mr. Kromer, age 56, was appointed Vice President, Worldwide Sales in January 2003. Since joining the Company in 1998, Mr. Kromer has served in a variety of positions, including Vice President and General Manager, Mass Storage Division, from March 2000 to April 2001; Vice President and General Manager, Optical Products Division from April 2001 to July 2002; and Vice President, Marketing from July 2002 through January 2003.
John T. Kurtzweil – Senior Vice President, Chief Financial Officer and Principal Accounting Officer
Mr. Kurtzweil, age 49, joined the Company in March 2004 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, he served as interim Chief Financial Officer at quepasa.com, an online company serving the growing U.S. Hispanic community, from September 2003 to March 2004. From April 2002 to April 2003, he served as Chief Financial Officer of ON Semiconductor a supplier of power components and systems to designers of computers, communications, consumer, and industrial systems. And from August 1995 to March 2002, he served as Chief Financial Officer of Read-Rite Corporation.
Terry M. Leeder – Senior Vice President, Business Development
Mr. Leeder, age 57, was named Senior Vice President, Business Development in December 2004. Previously, he was named Vice President of Sales and Marketing in August 2002, and Senior Vice President of Sales and Marketing in September 2002. He joined the Company as Vice President of Worldwide Sales in June 1999. Prior to joining the Company, he served as President and CEO of Medianix Semiconductor, Inc., a manufacturer of application-specific DSP integrated circuits, from June 1994 to June 1999.
John J. Paulos – Vice President, General Manager, Industrial Products
Dr. Paulos, age 47, was appointed Vice President, General Manager, Industrial Products in December 2004. Between March 2000 and April 2004, he served as Vice President of Engineering, Cicada Semiconductor Corporation, which was acquired by Vitesse Semiconductor in February 2004.
Jason Rhode – Vice President, General Manager, Mixed Signal Audio Products
Dr. Rhode, age 36, was appointed Vice President, General Manager, Mixed Signal Audio Products, in December 2004. Previously, he served as Director of Marketing for analog and mixed signal products between November 2002 and November 2004. Dr. Rhode has served in various engineering positions since joining the Company in July 1995.
Gregory Scott Thomas – Vice President, General Counsel and Corporate Secretary
Mr. Thomas, age 40, was appointed Vice President, General Counsel and Secretary in December 2003. He joined the Company in December 2000 as Vice President and Associate General Counsel, Intellectual Property. Prior to that time, Mr. Thomas was Patent Counsel in the law firm of Thompson & Knight, LLP.
STOCK OWNERSHIP
The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of March 25, 2006 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement, including Mr. Ensley whose employment with the Company terminated on September 23, 2005; and (iv) all current executive officers and directors of the Company as a group, including Mr. Ensley. The Company’s common stock is the only class of voting securities issued by the Company. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

	Shares
	Beneficially Owned
Beneficial Owner	Number	Percent(1)
Legg Mason Inc. (2)	8,544,926	9.8
Alfred S. Teo(3)	8,376,099	9.6
FMR Corp(4)	4,570,000	5.3
David D. French, Chief Executive Officer and Director(5)	1,676,543	1.9
Craig H. Ensley, former Sr. Vice President, General Manager(6)	634,881	*
Suhas S. Patil, Chairman Emeritus and Director(7)	606,178	*
Gerald R. Gray, Senior Vice President, Worldwide Operations(8)	286,656	*
D. James Guzy, Director(9)	237,782	*
Michael L. Hackworth, Chairman of the Board(10)	172,450	*
Robert A. Kromer, Vice President, Sales(11)	170,111	*
John Kurtzweil, Senior Vice President, Chief Financial Officer(12)	143,831	*
Walden C. Rhines, Director(13)	96,000	*
William D. Sherman, Director(14)	65,405	*
Robert H. Smith, Director(15)	56,042	*
All executive officers and directors as a group (19 persons)(16)	5,035,917	5.8

*	Less than 1% of the outstanding common stock

(1)	Percentage ownership is based on approximately 86,816,165 shares of common stock issued and outstanding on March 25, 2006. Shares of common stock, issuable under stock options that are currently exercisable or will become exercisable within 60 days after March 25, 2006, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2)	Pursuant to a 13F filed with the Securities and Exchange Commission on May 15, 2006, Legg Mason Inc. reported that as of March 31, 2006, it beneficially owned 8,544,926 shares. The filing indicates that Legg Mason has sole voting authority for 7,581,218 shares and no voting authority for 963,708 shares, and its address is 100 Light Street, Baltimore, MD 21202. Batterymarch Financial Management, Inc., TIMCO Asset Management, Inc., CAM North America, LLC, Salomon Brothers Asset Management Inc. and Smith Barney Fund Management LLC are among the institutional managers included in the filed report. The filing indicates that Batterymarch Financial Management, Inc. has sole voting authority over 1,301,150 shares and no voting authority over 134,800 shares; that Salomon Brothers Asset Management, Inc. has sole voting authority over 6,500 shares; that Smith Barney Fund Management, LLC has sole voting authority over 4,059,300 shares; that TIMCO Asset Management, Inc. has sole voting authority over 166,600 shares; and that CAM North America, LLC has sole voting authority over 2,047,668 shares and no voting authority over 828,908 shares.

(3)	Pursuant to a Schedule 13D filed with the Securities and Exchange Commission on September 27, 2004, Alfred Teo reported that as of September 17, 2004, he individually beneficially owns 277,800 shares, or less than one percent of the Company’s common stock; Alfred Teo and Annie Teo as joint tenants with right of survivorship beneficially own 5,817,675 shares or 6.7% of the Company’s common stock; Alfred Teo is the trustee for the Alpha Industries, Inc. Retirement Plan, which beneficially owns 134,700 shares, or less than one percent of the Company’s common stock; Alfred Teo is the Alfred S. Teo of Alfred S. Teo IRA Rollover, which beneficially owns 143,100 shares, or less than one percent of the Company’s common stock; Alfred Teo holds the controlling interest in Lambda Financial Service Corp., which owns 265,000 shares or less than one percent of the Company’s common stock; Annie Teo is the sole stockholder of Great Eastern Acquisition, which beneficially owns 673,924 shares, or less than one percent of the Company’s common stock; the M.A.A.A Trust FBO Mark, Andrew, Alan, & Alfred Teo, Jr., Teren Seto Handelman, Trustee, beneficially owns 1,063,900 shares, or 1.2% of the Company’s common stock. The address for Alfred S. Teo is 783 West Shore Drive, Kinnelon, New Jersey 07405.

(4)	Pursuant to a 13F filed with the Securities and Exchange Commission on May 22, 2006, FMR Corp reported that as of March 31, 2006, it beneficially owned 4,570,000 shares. Pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006, FMR Corp. reported that power to vote the shares beneficially owned by FMR Corp. resides with the Board of Trustees of the Fidelity Growth Company Fund. The address for FMR Corp. and Fidelity Growth Company Fund is 82 Devonshire Street, Boston, MA 02109.

(5)	Includes 1,656,043 shares issuable upon exercise of options held by Mr. French.

(6)	Includes 547,081 shares issuable upon exercise of options held by Mr. Ensley, and 1,000 shares held by Mr. Ensley’s daughter for which Mr. Ensley disclaims beneficial ownership.

(7)	Includes 272,500 shares issuable upon exercise of options held by Dr. Patil, 263,278 shares held by Dr. Patil directly, and 70,400 shares held by family members and trusts for the benefit of family members, with respect to which Dr. Patil does not have voting and investment power and disclaims beneficial ownership.

(8)	Includes 286,190 shares issuable upon exercise of options held by Mr. Gray, 416 shares held by Mr. Gray directly, and 50 shares held by Mr. Gray’s spouse for which he disclaims beneficial ownership.

(9)	Includes 75,000 shares issuable upon exercise of options held by Mr. Guzy, 30,000 shares held by Mr. Guzy directly, and 132,782 shares held by Arbor Company, of which Mr. Guzy is President.

(10)	Includes 50,000 shares issuable upon exercise of options held by Mr. Hackworth, 7,088 shares held by Mr. Hackworth directly, and 115,362 shares held by Mr. Hackworth as Trustee UTD dated August 1, 1988, for which Mr. Hackworth disclaims beneficial ownership.

(11)	Includes 170,111 shares issuable upon exercise of options held by Mr. Kromer.

(12)	Includes 139,373 shares issuable upon exercise of options held by Mr. Kurtzweil.

(13)	Includes 70,000 shares issuable upon exercise of options held by Dr. Rhines, 20,000 shares held by Dr. Rhines directly, and 6,000 shares held by Dr. Rhines’ spouse for which he claims beneficial ownership.

(14)	Includes 65,000 shares issuable upon exercise of options held by Mr. Sherman.

(15)	Includes 56,042 shares issuable upon exercise of options held by Mr. Smith.

(16)	Includes 3,633,950 shares issuable upon exercise of options held by all current executive officers and directors as a group. The total shares reported for the group also include 87,800 shares and 547,081 options to purchase shares held by Mr. Ensley, whose employment terminated in September 2005.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following table provides certain summary information concerning the compensation earned by the following executive officers (“Named Officers”): the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 25, 2006. The table sets forth compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 25, 2006; March 26, 2005; and March 27, 2004.

SUMMARY COMPENSATION TABLE

						Long-Term
						Compensation Awards
Name and	Annual Compensation					Restricted	Securities	All Other
Principal Position	Year	Salary		Bonus		Stock Awards	Underlying Options	Compensation(4)
David D. French	2006	$460,800		$256,960	(6)	—	225,000	$—
President and Chief	2005	454,985		112,250	(1)	—	290,000	229
Executive Officer	2004	450,000		112,260	(1)	—	359,375	86

Craig H. Ensley(7) Senior Vice President,	2006	$355,627	(8)	$36,256	(9)	—	—	$—
General Manager,	2005	284,263		33,756	(1)	—	60,000	5,394
Embedded Products	2004	270,045		32,013	(1)	—	100,000	4,540

Gerald R. Gray	2006	$268,383		$73,329	(10)	—	30,000	$388
Senior Vice President,	2005	263,646		31,260	(1)	—	30,000	138
Worldwide Operations	2004	250,080		30,073	(1)	—	40,000	219

Robert A. Kromer(3)	2006	$256,615		$193,589	(2)	—	30,000	$—
Vice President,	2005	247,504		156,504	(2)	—	60,000	212
Worldwide Sales	2004	—		—		—	—	—

John T. Kurtzweil(11)	2006	$297,232		$46,591	(12)	—	30,000	$—
Senior Vice President,	2005	280,864		5,000		—	285,000	$46,988	(14)
Chief Financial Officer	2004	10,576		50,000		—	—	$—

Terry M. Leeder	2006	$305,774		$84,802	(13)	—	30,000	$—
Senior Vice President,	2005	300,375		36,872	(1)	—	50,000	2,508
Business Development	2004	294,975		56,651	(5)	—	—	4,740

(1)	The bonuses were paid under the Company’s Executive Incentive Plan.

(2)	This amount reflects commissions received under the Company’s Sales Incentive Plan.

(3)	Mr. Kromer became the Company’s Vice President, Worldwide Sales in December 2004 and was not a Named Officer in fiscal years 2004. The amounts shown include all compensation paid to Mr. Kromer in fiscal year 2005.

(4)	These amounts reflect reimbursements during the fiscal year for the payment of taxes.

(5)	This amount reflects $20,930 paid under the Company’s Sales Incentive Plan and $35,721 paid under the Company’s Executive Incentive Plan.

(6)	This amount reflects $112,500 paid under the Company’s Executive Incentive Plan, and $144,460 paid under the Company’s Variable Compensation Plan.

(7)	As of September 23, 2005, Mr. Ensley was no longer an employee of the Company.

(8)	Includes payments made under the Company’s 1999 Executive Severance Plan.

(9)	This amount includes $33,756 paid under the Company’s Variable Compensation Plan.

(10)	This amount reflects $31,260 paid under the Company’s Executive Incentive Plan, and $42,069 paid under the Company’s Variable Compensation Plan.

(11)	Mr. Kurtzweil became Senior Vice President, Chief Financial Officer on March 15, 2004.

(12)	The bonus was paid under the Company’s Variable Compensation Plan.

(13)	This amount reflects $36,872 paid under the Company’s Executive Incentive Plan, and $47,930 paid under the Company’s Variable Compensation Plan.

(14)	This amount reflects reimbursement for relocation expenses incurred during 2004.

OPTION GRANTS IN LAST FISCAL YEAR
The following table provides information with respect to options granted in the fiscal year ended March 25, 2006, to the Named Officers. All the grants were made under the Company’s 1996 Option Plan. No stock appreciation rights were granted to the Named Officers during the fiscal year.

	Individual Grants
	Number of	% of Total Options				Potential Realizable Value at Assumed
	Securities	Granted to				Annual Rates of Stock Price Appreciation
	Underlying Options	Employees in Fiscal	Exercise Price			for Option Term
Name	Granted	Year(1)	($/Sh)(2)	Expiration Date		5% (4)	10% (4)
D. French	225,000	9.39	$8.06	3/1/16	(3)	$1,140,750	$2,893,500
C. Ensley(5)	0	0	n/a	n/a		n/a	n/a
G. Gray	30,000	1.25	$8.06	3/1/16	(3)	$152,100	$385,800
R. Kromer	30,000	1.25	$8.06	3/1/16	(3)	$152,100	$385,800
J. Kurtzweil	30,000	1.25	$8.06	3/1/16	(3)	$152,100	$385,800
T. Leeder	30,000	1.25	$8.06	3/1/16	(3)	$152,100	$385,800

(1)	Based on 2,395,350 shares underlying options granted to all employees during the fiscal year ended March 25, 2006, from the 1996 Option Plan and the 2002 Stock Option Plan.

(2)	The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date, or through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)	All options granted become exercisable for 25% of the shares upon the optionee’s completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his completion of each additional month of service thereafter.

(4)	We cannot assure that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants that were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.

(5)	As of September 23, 2005, Mr. Ensley was no longer an employee of the Company.
AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
The following table provides information with respect to option exercises in the fiscal year ended March 25, 2006 by the Named Officers and the value of their unexercised options at fiscal year end. No stock appreciation rights were held or exercised by the Named Officers as of the end of the fiscal year.

			Number of Securities
			Underlying		Value of Unexercised In-The-
	Shares	Value	Unexercised Options		Money Options
	acquired on	Realized	at Fiscal Year End		at Fiscal Year End(2)
	Exercise	($)(1)	Vested	Unvested	Vested	Unvested
D. French	238,339	$1,216,944	1,465,835	788,951	$1,001,220	$1,565,224
C. Ensley(3)	0	0	550,206	0	$797,498	$0
G. Gray	10,000	$50,953	279,731	84,483	$401,478	$225,562
R. Kromer	10,000	$51,000	153,390	124,611	$742,544	$430,091
J. Kurtzweil	0	0	127,498	187,502	$109,949	$247,351
T. Leeder	0	0	414,788	90,212	$578,203	$297,497

(1)	Based upon the market value of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Based upon the market value of the Company’s common stock of $8.61 per share on March 24, 2006 (the last trading day of the fiscal year), less the exercise price.

(3)	As of September 23, 2005, Mr. Ensley was no longer an employee of the Company.
Employment Contracts, Termination of Employment and Change in Control Arrangements
The Board named David D. French President and Chief Executive Officer on February 4, 1999. Prior to becoming Chief Executive Officer, Mr. French held the position of President and Chief Operating Officer since joining the Company in June 1998. The Company entered into a new employment agreement with Mr. French in February 2002. During the term of the agreement, Mr. French will be provided with the following compensation: a minimum annual base salary of $450,000 per year, which was the same as his salary for 2001; Company-paid health care coverage for him and his eligible dependents; and an annual target bonus under the Company’s Variable Compensation Plan of up to 150% of his base salary.
In the event (i) the Company terminates Mr. French’s employment other than for Cause (as defined below), or (ii) any successor to the Company fails or refuses to assume the employment agreement in accordance with its provisions, Mr. French shall be entitled to receive a single, lump-sum severance payment within 15 days of termination equal to his then current annual base salary. The Company would also be required to pay to Mr. French a lump-sum payment in an amount equivalent to the reasonably estimated costs he may incur to extend under the COBRA continuation laws his group health and dental plans coverage in effect on the date of his termination for a period of 12 months. In addition, Mr. French’s options to purchase common stock would remain exercisable for a 180-day period following termination and would vest as follows: (i) all of his outstanding and unvested options that were granted prior to February 27, 2002 would fully vest, and (ii) 50% of his outstanding and unvested options that were granted on or after February 27, 2002 would fully vest, except that if the Company terminates his employment other than for Cause or Mr. French terminates his employment for Good Reason, in each case within one year following a change of control of the Company, all of his outstanding and unvested options granted on or after February 27, 2002 would fully vest. In the event the Company decides to terminate his employment other than for Cause, it must provide Mr. French six months prior written notice.
For purposes of his employment agreement, the term ‘‘Cause’’ means (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering Mr. French an opportunity to cure; (ii) material and willful violation of federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company’s confidential proprietary information. For purposes of his employment agreement, the determination of Cause shall be determined by the Board in its sole and absolute discretion. For purposes of his employment agreement, the term “Good Reason” means any act of the Company that materially and adversely diminishes Mr. French’s duties or responsibilities, provided that in the event of any such act that Mr. French must notify the Company in writing and the Company shall have 30 days from its receipt of the notice to remedy the act.
The Board named John T. Kurtzweil as Senior Vice President and Chief Financial Officer on February 23, 2004. Effective March 15, 2004, the Company entered into an employment agreement with Mr. Kurtzweil. During the term of the agreement, the Company will provide Mr. Kurtzweil with the following compensation: a minimum annual base salary of $275,000 per year; Company-paid health care coverage for him and his eligible dependents; and an annual target bonus under the Company’s Variable Compensation Plan of up to 75% of his base salary. The initial term of the agreement was for two years and automatically renews for successive one year terms.
In the event (i) the Company terminates Mr. Kurtzweil’s employment other than for Cause (as defined below) within one year of a Change of Control, or (ii) any successor to the Company fails or refuses to assume the employment agreement in accordance with its provisions, or (iii) Mr. Kurtzweil terminates his employment for Good Reason within one year following a Change of Control, Mr. Kurtzweil shall be entitled to receive a single, lump-sum severance payment equal to his then current annual base salary. The Company would also be required to pay to Mr. Kurtzweil a lump-sum payment in an amount equivalent to the reasonably estimated costs he may incur to extend under the COBRA continuation laws his group health and dental plans coverage in effect on the date of his termination for a period of 12 months. In addition, Mr. Kurtzweil’s options to purchase common stock would remain exercisable for a twelve month period following termination and 50% of his outstanding and unvested options would fully vest.
For purposes of his employment agreement, the term “Cause” means (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering Mr. Kurtzweil an opportunity to cure; (ii) material and willful violation of federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company’s confidential proprietary information. For purposes of his employment agreement, the term “Good Reason” means any act of the Company that materially and adversely diminishes Mr. Kurtzweil’s duties or responsibilities, provided that in the event of any such act that Mr. Kurtzweil must notify the Company in writing and the Company shall have 30 days from its receipt of the notice to remedy the act.
Executive Management Severance Plan
In April 1999, the Board adopted an Executive Management Severance Plan (the “1999 Severance Plan”) providing certain benefits to executive officers of the Company in the event that an executive is involuntarily terminated, other than for cause. Upon this event, the 1999 Severance Plan provides for salary continuation for six months or until the executive accepts new employment elsewhere prior to the completion of the six month period. In addition, the 1999 Severance Plan provides for health benefit continuation for a period of 18 months or until the executive accepts employment elsewhere prior to the completion of the eighteen month period. Outstanding stock options will continue to vest for six months or until the executive accepts employment elsewhere prior to the completion of the six month period, and the executive will have 12 months from his or her termination date to exercise vested options.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Board consists of Messrs. Rhines, Sherman and Smith. None of these directors was an officer or employee of the Company at any time during the fiscal year ended March 25, 2006.
No executive officer of the Company has ever served as a member of the board of directors or the compensation committee of another entity that has or has had at the time of his service or during the same fiscal year one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 25, 2006, including the Company’s 1987 Stock Option Plan, the 1989 Employee Stock Purchase Plan, the 1990 Directors’ Stock Option Plan, the 1996 Stock Plan, the 2002 Stock Option Plan, the Audio Logic 1992 Plan, the Peak Audio, Inc. 2001 Stock Plan, the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, the ShareWave, Inc. 1996 Flexible Stock Incentive Plan, the Stream Machine Company 1996 Stock Plan, the Stream Machine 2001 Stock Plan, and the Stream Machine Company non-statutory stock option grants made outside of a plan (in thousands, except per share amounts):

	(A)	(B)	(C)
	Securities to be	Weighted-average	Securities remaining
	issued upon exercise	exercise price of	available for future issuance
	of outstanding	outstanding	under equity compensation
	options, warrants,	options, warrants,	plans (except securities in
	and rights	and rights	column (A))
Equity compensation plans approved by security holders (1)	6,915	$11.21	8,020 (2)
Equity compensation plans not approved by security holders (3)	5,045	$5.82	9,961

Total	11,960	$8.93	17,981 (4)

(1)	The Company’s stockholders have approved the Company’s 1987 Stock Option Plan, the 1989 Employee Stock Purchase Plan, the 1990 Directors’ Stock Option Plan, and 1996 Stock Plan. The following plans were assumed by the Company at the time of acquisition, and Cirrus Logic stockholder approval was not required for these plans or their respective outstanding grants, as they were approved by the acquired Companies’ shareholders: the Audio Logic 1992 Plan, the Peak Audio, Inc. 2001 Stock Plan, the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, the ShareWave, Inc. 1996 Flexible Stock Incentive Plan, the Stream Machine Company 1996 Stock Plan, the Stream Machine 2001 Stock Plan, and the Stream Machine Company non-statutory stock option grants made outside of a plan.

(2)	In addition to shares available for issuance under our 1996 Stock Plan and 2002 Stock Option Plan, the number reported includes (i) 926,056 shares available for issuance under the Company’s

1989 Employee Stock Purchase Plan and (ii) 82,296 shares available for issuance under the Company’s 1990 Directors’ Stock Option Plan, under which only members of the Company’s Board of Directors can receive option grants. Our Board of Directors discontinued all future grants under the option plans we assumed in connection with our past acquisitions, including the Audio Logic 1992 Plan, the Peak Audio, Inc. 2001 Stock Plan, the LuxSonor Semiconductors, Inc. 1995 Stock Option Plan, the ShareWave, Inc. 1996 Flexible Stock Incentive Plan, the Stream Machine Company 1996 Stock Plan, and the Stream Machine 2001 Stock Plan, so shares under these plans have not been included in the total.

(3)	In August 2002, the Board of Directors approved the 2002 Stock Option Plan, which permits awards of fair market value stock options to non-executive employees. This plan contains an evergreen provision such that on the first business day of each fiscal year beginning with March 31, 2003, the plan shall be increased by a number equal to 4 percent of the number of shares outstanding as of the last business day of the immediately preceding fiscal year.

(4)	As of the company’s fiscal month ended May 20, 2006 there were a total of 11,283,845 options outstanding, with a weighted average exercise price of $9.13 and a weighted average term of 6.86 years. If the stockholders approve the Company’s 2006 Stock Incentive Plan proposal described in Proposal No. 2 to this Proxy Statement, the only continuing plans, in addition to the 2006 Stock Incentive Plan, that will carry forward after the stockholders’ meeting will be the Company’s 1989 Employee Stock Purchase Plan and the 1990 Directors’ Stock Option Plan, which as of May 20, 2006 had a combined total of approximately 1,008,000 options available for issuance.
As of March 25, 2006, the Company was awarding options under the following plans: the 1990 Directors’ Stock Option Plan (to members of the Board of Directors), the 1996 Stock Plan, the 2002 Stock Option Plan, and the 1989 Employee Stock Purchase Plan. The 1996 Stock Plan expired on May 21, 2006.
REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE
COMPENSATION
It is the duty of the Compensation Committee to review and recommend to the directors of the Board of Directors who satisfy the requirements for the Nasdaq Stock Market, Inc. (“Nasdaq”) regarding independence (the “Independent Directors”) for approval, the corporate goals and objectives relevant to the compensation of executive officers of the Company, including the President and Chief Executive Officer (“CEO”). The Compensation Committee also reviews and approves for the executive officers, including the CEO, the components of each individual’s compensation package, including stock options, restricted stock, stock appreciation right and other equity-based grants.
To support the Compensation Committee in fulfilling its duties, the Committee has hired experts in the field of executive compensation to assist with its evaluation of CEO and executive officer compensation.
The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance and the value created for the Company’s stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company’s success. We are engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to these individuals.
General Compensation Policy
The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance. These opportunities are designed to be competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised primarily of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual performance awards payable in cash and tied to the Company’s achievement of annual performance goals, and (iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation is designed to be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.
The Committee sets compensation levels for executives other than the CEO based on a review of competitive information. Competitive compensation information is obtained from published surveys that provide compensation information specific to jobs in the high tech industry from companies with comparable revenues (the ‘‘Survey Group’’). Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive compensation levels.
In general, the Company has attempted to establish a strong relationship between total cash compensation, the Company’s performance, and individual performance by maintaining base salaries at approximately the 50th percentile compared to the Survey Group data, and by providing additional incentive opportunities so that total cash compensation (salary plus bonus) approaches 50th percentile levels when the Company’s performance is near the middle compared to the companies in the Survey Group, and has the potential to pay in the 75th percentile level for higher levels of performance. The Company also provides additional long-term incentives in the form of stock option grants so that an executive’s total direct compensation is targeted at the 75th percentile level (i.e., the size of the stock option grant is a function of the difference between the 75th percentile total direct compensation and the 75th percentile total cash compensation). Starting in fiscal year 2007, the Company will target an executive’s total direct compensation at the 50th percentile level (i.e., the size of the stock option grant is a function of the difference between the 50th percentile total direct compensation and the 50th percentile total cash compensation).
Factors
The principal factors that were taken into account in establishing each executive officer’s compensation package for the fiscal year ended March 25, 2006 are described below. In making this determination, the Compensation Committee reviews all components of an executive officer’s compensation, including base salary, annual incentives, long-term incentives, and any perquisites. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.
Base Salary
In setting base salaries, the Compensation Committee reviewed the data obtained from the Survey Group. The base salary for each officer reflects the salary levels for comparable positions within this comparative group of companies, as well as each individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual and is within the sole discretion of the Compensation Committee. Each executive officer’s base salary is determined each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) base salary levels in the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers. For the fiscal year ended March 25, 2006, in accordance with the Company’s compensation philosophy, the base salary rates of most of the executive officers fall within or near a competitive range relative to Cirrus’ target competitive positioning compared to the Survey Group.
Annual Incentives
The Variable Compensation Plan (the “VCP”) provides certain employees with incentives to increase stockholder value through the achievement of goals relating to the Company’s revenue and its operating margin. The VCP operates on a semi-annual period, beginning on the first day of each fiscal year. At the end of each semi-annual period, the Company calculates its revenue and operating profits and then determines whether participants will receive payments based on the Company’s performance. No payments are made unless a 3% operating margin is achieved. In addition, the total payments made cannot exceed an overall limitation of 15% of operating profit (including any amounts accrued for the Executive Incentive Plan, described later).
During fiscal year 2006, participants in the Company’s VCP plan earned payments during both semi-annual periods. For the first semi-annual period, participants earned payments at 42% of each individual’s bonus target. During the second semi-annual period, participants earned payments at 44% of each individual’s bonus target.
The Executive Incentive Plan (the “EIP”) provides certain executives with incentives to increase stockholder value through the achievement of annual goals relating to the Company’s return on capital and growth of operating profit per share. The EIP operates on a three-year plan cycle, with the first cycle beginning on April 1, 2000. At the end of each fiscal year, the Company calculates its return on capital and the percentage growth of its operating profit per share over the previous fiscal year, and then determines a multiplier for that fiscal year (which can range from zero to three, depending on the Company’s performance).
Under this plan, the Company determines the average of the three annual multipliers and makes payments based on this average at the end of each three-year period, with the first payment made in April 2003 for fiscal years 2001, 2002 and 2003. The combination of any accrual for the EIP and any payments under the VCP cannot exceed an overall limitation of 15% of operating profit as calculated under these plans.
Payments were made under this plan in May 2005 to Mr. French, Mr. Ensley, Mr. Leeder, and Mr. Gray, as set forth in the Summary Compensation Table. In 2003, the Committee suspended the EIP for any new plan cycles and no further payments are anticipated until such time as the Committee reinstates the plan.
Long-Term Incentives
Generally, stock option grants are made annually by the Compensation Committee to each of the Company’s executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a defined period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. In the fiscal year ended March 25, 2006, all stock options for the executive officers were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual’s position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee also takes into account the number and net present value of options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.
President and CEO Compensation
The Compensation Committee reviews and approves the President and Chief Executive Officer’s total compensation package annually, considering Company performance, individual performance, and external pay practices. As is the case for other executives of the Company, the Company’s executive pay program, as it relates to the Chief Executive Officer, is highly leveraged toward variable compensation plans that reward achievement of pre-determined corporate goals and objectives. In setting the total compensation payable to the Company’s CEO for the fiscal year ended March 25, 2006, the Compensation Committee sought to make that compensation competitive with the compensation paid to chief executive officers of peer companies as determined from proxy statements of particular companies that are considered generally comparable to the Company (the “Proxy Group”), while at the same time assuring that a significant percentage of compensation was tied to Company and individual performance and stock price appreciation. The particular peer companies are selected using a process for identifying companies in the semiconductor industry that share similar operating and financial characteristics with the Company. Those characteristics include a company’s revenue, net income, revenue per employee, number of employees, market cap, P/E ratio, and one and three year total shareholder returns. In fiscal 2006, the Proxy Group consisted of 16 companies, and included companies that we compete with for employees.
In February 2002, the Compensation Committee approved an employment contract for Mr. French, in which his annual base salary was set at $450,000. In September 2004, the Compensation Committee approved an increase in his annual base salary to $460,800. With respect to Mr. French’s base salary, it is the Compensation Committee’s intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the fiscal year ended March 25, 2006, Mr. French’s base salary was approximately at the 81st percentile of the base salary levels of other chief executive officers at the companies in the Proxy Group. The Compensation Committee has determined that Mr. French’s current base salary is at a competitive level when compared with the base salary levels in effect for other chief executive officers at the companies in the Proxy Group.
The remaining components of Mr. French’s 2006 fiscal year compensation were primarily dependent upon corporate performance. As a participant in the VCP Plan, Mr. French received a cash bonus under during the 2006 fiscal year. On November 11, 2005, Mr. French received a VCP payment of $144,460.80. He was also a participant in the EIP Plan and as a result, was eligible to receive a cash bonus. Pursuant to the EIP plan, he received a payment of $112,500 in May 2005.
Mr. French was awarded a stock option grants in the past fiscal year in order to provide him with an equity incentive to contribute to the financial success of the Company. On March 1, 2006, the

Committee awarded a stock option grant of 225,000 shares at $8.06, with 25% vesting after 12 months and the remaining shares vesting monthly over the next 36 months. The grants will have value for Mr. French only if the market price of the underlying option shares appreciates over the exercise price and remains at an appreciated level until exercised.
Compliance With Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and any of the four most highly compensated officers to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Under the Treasury Regulations corresponding to Section 162(m) of the Internal Revenue Code, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if it qualifies as “qualified performance-based compensation” within the meaning of Section 162(m). It is the Committee’s objective that, so long as it is consistent with the Company’s overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.
It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.
Submitted by the Compensation Committee of the Company’s Board of Directors:
William D. Sherman, Chairman
Walden C. Rhines
Robert H. Smith
REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
The Audit Committee is comprised solely of independent directors, as defined by the applicable Nasdaq listing standards and rules of the Securities and Exchange Commission, and it operates under a written charter adopted by the Board, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Sarbanes-Oxley Act of 2002 has added provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. In 2004, the Nasdaq also adopted, and the Securities and Exchange Commission approved, additional rules concerning audit committee structure, membership, authority and responsibility. The Committee has amended and restated its charter in response to the Sarbanes-Oxley Act and the new Nasdaq listing standards, and continues to review and assess the adequacy of its charter on an annual basis, and will revise it to comply with other new rules and regulations as they are adopted.
As described more fully in its charter, the primary focus of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The

Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.
In accordance with the Sarbanes-Oxley Act and the Nasdaq listing standards, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.
The Committee serves an oversight role for the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee’s members in business, financial and accounting matters. The Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules.
In this context, the Audit Committee has met and held discussions with management and Ernst & Young. Management represented to the Audit Committee that the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the year ended March 25, 2006, were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” and the Sarbanes-Oxley Act.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with Ernst & Young the firm’s independence. In addition, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Ernst & Young’s independence.
Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management, and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 25, 2006, as filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Company’s Board of Directors:
Robert H. Smith, Chairman
D. James Guzy
Walden C. Rhines

AUDIT AND NON-AUDIT FEES AND SERVICES
Audit and Related Fees
The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal years 2006 and 2005.

	2006	2005
Audit Fees	$670,000	$904,000
Audit-Related Fees	47,000	128,000
Tax Fees	86,000	133,000
All Other Fees	0	0

TOTAL	$803,000	$1,165,000
Audit Fees. Audit services consisted of the audit of the Company’s consolidated financial statements and of management’s assessment and the operating effectiveness of internal control over financial reporting, included in its Form 10-K, the review of the Company’s financial statements included in its quarterly reports on Form 10-Q, and statutory audits required internationally.
Audit-Related Fees. Audit-related services generally include fees for accounting consultations and registration statements filed with the Securities and Exchange Commission.
Tax Fees. Tax services include tax compliance services, technical tax advice, administrative fees, as well as certain expatriate services.
All Other Fees. There were no other fees during fiscal year 2006 or 2005.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit, audit-related and non-audit services provided by the Company’s independent registered public accounting firm.
For audit and audit-related services the independent auditor will provide the Audit Committee with an engagement letter and estimated budget for formal acceptance and approval at the beginning of the fiscal year. A list of non-audit services and estimated budget for such services for the upcoming fiscal year shall be submitted to the Audit Committee by Company management for pre-approval. To ensure prompt handling of unexpected non-budgeted non-audit related services, the Audit Committee has delegated to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees if the cost of the service is less than $100,000. Any such unexpected services for which the cost is more than $100,000 shall be approved by the Audit Committee. If the Chair takes any action, the Chair will report such action to the Audit Committee at the next Audit Committee meeting.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company extended two loans to Mr. French, which are described below. Both loans were “grandfathered” under Section 402 of the Sarbanes Oxley Act of 2002, which prohibits loans to directors and executive officers that are made, renewed or materially modified after July 30, 2002. Neither of the loans described below have been modified or renewed since the Company made them to Mr. French.

In October 1998, the Company extended a loan to Mr. French for the purchase of his principal residence in Texas. The original principal amount of the loan was $721,899 and carries an interest rate of 5.64% per annum. The principal and accrued interest is due and payable on the earlier of (i) September 1, 2013, (ii) 180 days following the date of the termination of his employment for any reason, or (iii) upon sale of the residence. In the event of his death or disability, the principal and accrued interest will be forgiven, subject to applicable law. The largest aggregate amount of principal plus accrued interest outstanding under this loan during fiscal year 2006 was $1,088,000. As of June 2, 2006, the amount of principal plus accrued interest owed on this loan was $1,100,000.
In July 1999, the Company also advanced a personal loan in the original principal amount of $750,000 to Mr. French. The note carried an interest rate of 5.82% per annum and was secured by 90,000 shares of the Company’s common stock held in escrow. Mr. French paid the entire outstanding principal of this note and all accrued interest totaling $995,476 in July 2004.

STOCK PRICE PERFORMANCE GRAPH
The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Cirrus Logic, the S&P 500 Composite Index (the “S&P 500”), and the Semiconductor Subgroup of the S&P Electronics Index (the “S&P Semiconductors Index”).
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CIRRUS LOGIC, INC., THE S & P 500 INDEX
AND THE S & P SEMICONDUCTORS INDEX
* $100 invested on 3/31/01 in stock or index-including reinvestment of dividends.
Fiscal year ending March 31.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06
CIRRUS LOGIC, INC.	100.00	126.33	13.46	50.74	30.26	56.77
S & P 500	100.00	100.24	75.42	101.91	108.73	121.48
S & P SEMICONDUCTORS	100.00	108.75	56.07	96.19	81.53	88.31
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of the forms received by the Company, or the written representations from certain reporting persons, the Company believes that all required filings were made on a timely basis during the last fiscal year.
HOUSEHOLDING
If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.”
If you received a householding communication, your broker will send one copy of the Company’s 2006 Proxy Statement and Annual Report on Form 10-K for 2006 to your address, unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save us the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.
You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP-ICS, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to Cirrus Logic, Inc., Investor Relations, 2901 Via Fortuna, Austin, Texas 78746 or contact Investor Relations at (512) 912-3222 and InvestorRelations@cirrus.com.

COMMUNICATING WITH US
Communicating with the Board
If you would like to contact the Board, including a committee of the Board, you may write to the following address:
Board of Directors
c/o Corporate Secretary
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, Texas 78746
The Corporate Secretary or chair of the Governance and Nominating Committee, as appropriate, reviews all correspondence addressed to the Board and regularly forwards to the Board a summary of all such correspondence that, in the opinion of the Corporate Secretary, or chair of the Governance and Nominating Committee deals with the functions of the Board or the Board Committees. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or individual Board members. Concerns relating to accounting, internal controls or auditing issues will be immediately brought to the attention of the chair of the Audit Committee.
Other Communications
If you would like to receive information about the Company, you may use one of these convenient methods:
1. To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call our Investor Relations Department at (512) 912-3222.
2. To view our home page on the Internet, use our Internet address: www.cirrus.com. Our home page gives you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year.
If you would like to write to us, please send your correspondence to the following address:
Cirrus Logic, Inc.
Attention: Investor Relations
2901 Via Fortuna
Austin, TX 78746
If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Computershare Investor Services, at (781) 575-2879. You may also visit their web site at www.computershare.com for step-by-step transfer instructions.
Of course, as a stockholder, you will continue to receive the Annual Report on Form 10-K and proxy statement.
If you would like to report any inappropriate, illegal or criminal conduct by any employee, agent or representative of the Company, any violation of the Company’s Code of Conduct, or any complaint or concern regarding accounting, internal accounting controls or auditing matters, you may file an anonymous and confidential report by contacting Ethicspoint, an independent reporting system provider, by phone at 1-866-384-4277 (1-866-ETHICSP), or through its website at www.ethicspoint.com.

ANNUAL REPORT
A copy of the Annual Report of the Company for the fiscal year ended March 25, 2006 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.
FORM 10-K
We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about May 25, 2006.
BY ORDER OF THE BOARD OF DIRECTORS
David D. French
President and Chief Executive Officer

Austin, Texas
June 2, 2006

EXHIBIT A
Cirrus Logic, Inc.
Charter of the Audit Committee
of the Board of Directors
1. Statement of Policy
     The Audit Committee of the Board of Directors of Cirrus Logic, Inc. (the “Company”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the audits of the financial statements of the Company, and such other duties as directed by the Board.
     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations.
     The Company’s independent auditing firm is responsible for performing an independent audit of the Company’s annual financial statements, and reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.
     The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee’s members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.
2. Organization
     The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors who are independent of management and the Company. A Chairperson and the Committee members shall be appointed annually by the affirmative vote of at least a majority of the Board of Directors.
     Each member of the Committee shall qualify as an “independent director” under applicable law and the rules of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq”).
     All Committee members shall be able to read and understand fundamental financial statements, and at least one member shall be a “financial expert,” as determined by the Board in its business judgment in accordance with applicable law and the rules of the SEC and the Nasdaq listing standards.
3. Meetings
     The Committee shall meet at least four times annually, or more frequently as necessary or appropriate. The Committee shall meet at least annually (or more frequently as appropriate) with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or management or the independent accountants believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent accountants and management to review the Company’s financial statements consistent with Section 5 below. The Committee shall report on a regular basis its activities to the Board and shall make the recommendations to the Board as it deems appropriate.
4. Resources and Authority
     The Committee shall be empowered to retain, at the Company’s expense, independent counsel and other advisors to assist it in the conduct of any investigation, or to otherwise assist the Committee in fulfilling its responsibilities and duties, without seeking approval of the Board of Directors or management.
     In addition to the activities described herein, the Committee may perform such other functions as necessary or appropriate under law, the Company’s Certificate of Incorporation or Bylaws, and the resolutions and other directives of the Board of Directors.
5. Responsibilities and Duties
     5.1 Independent Auditors
     The responsibilities of the Committee shall include:
5.1.1	Having the sole authority and responsibility to select (subject to stockholder ratification), retain, compensate, oversee, evaluate and, where appropriate, terminate the Company’s independent auditors, and the independent auditors must report directly to the Committee.

5.1.2	Having the responsibility for resolving any disagreements between management and the independent auditors regarding financial reporting.

5.1.3	Adopting and implementing pre-approval policies and procedures for audit and non-audit services to be rendered by the independent auditors. The Committee may delegate to one or more of its members the authority to pre-approve non-audit services to be provided by the independent auditors, provided that any such pre-approval by one or more members of the Committee shall be reported to the full Committee at its next scheduled meeting.

5.1.4	At least annually, obtaining and reviewing with the independent auditors a written statement as required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented. The Committee shall discuss with the independent auditors relationships or services that in the view of the Committee may impact the objectivity or independence of the Company’s independent auditors and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

5.1.5	Obtaining from the independent auditor assurance that it has complied with Section 10A of the Securities Exchange Act of 1934.

     5.2 Financial Reporting
     The responsibilities of the Committee shall include:
5.2.1	Reviewing with the independent auditors their audit plan, including the scope, procedures and timing, prior to such audit.

5.2.2	Reviewing with the independent auditors and management the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

5.2.3	Reviewing with management and the independent auditors the financial information and the Management’s Discussion and Analysis proposed to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to their filing. The Chair may represent the Committee for purposes of this review.

5.2.4	Reviewing before release the unaudited interim financial results in the Company’s quarterly earnings release.

5.2.5	Reviewing with management and the independent auditors, at the completion of the annual audit, the audited financial statements and the Management’s Discussion and Analysis proposed to be included in the Company’s Annual Report on Form 10-K prior to its filing and provide or review judgments about the quality, not only the acceptability, of accounting principles, such other matters required to be discussed with the independent auditors under generally accepted auditing standards. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K.

5.2.6	Reviewing and approving, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

5.2.7	Establishing procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

5.2.8	Evaluating the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.
     5.3 Related Party Transactions
               The Committee shall conduct an appropriate review of all related party transactions for potential conflicts of interest situations on an ongoing basis and shall approve or disapprove all such transactions as required by applicable Nasdaq listing standards.

     5.4 Internal and Disclosure Controls
               The Committee shall review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company’s internal controls. The Committee shall review management’s assessments of the effectiveness of internal controls over financial reporting and any material changes therein and management’s assessments of the effectiveness of disclosure controls and procedures and any material changes therein. The Committee also shall review with the independent auditors their assessments of the adequacy of the Company’s internal controls, and the resolution of identified material weaknesses and reportable conditions in the internal controls, including the prevention or detection of management override or compromise of the internal controls.
     5.5 Reporting and Recommendations
               The Committee will prepare the Report of the Committee for inclusion in the annual stockholders’ meeting proxy statement, as required by SEC regulations.
     5.6 Funding
               The Company will provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the audit committee and (iii) other expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
     5.7 Other Duties
               The Committee shall authorize an officer of the Company to certify to the Nasdaq that (i) the Committee has adopted a formal written Charter and has reviewed and reassessed the adequacy of the Charter on an annual basis, and (ii) the Committee has met and will continue to meet the membership requirements set forth in this Charter.

EXHIBIT B
Cirrus Logic, Inc.
Charter of the Compensation Committee
of the Board of Directors
The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) has constituted and established a Compensation Committee (the “Compensation Committee”) with the authority, responsibility and specific duties as described in this Compensation Committee Charter (this “Charter”).
I. Purpose
The primary purpose of the Compensation Committee is to (i) review and recommend to the Independent Directors of the Board of Directors (as hereinafter defined) for approval the compensation of directors, (ii) review and approve the compensation of the Company’s Chief Executive Officer and other executive officers who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (“Executive Officers”), (iii) review and approve the Company’s general compensation policies for other employees, and (iv) produce an annual report on executive compensation for public disclosure in the Company’s proxy statement or otherwise as required by applicable laws, rules, and regulations.
The purposes and provisions specified in this Charter are meant to serve as guidelines, and the Compensation Committee is delegated the authority to adopt additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. Nothing herein is intended to expand applicable standards of liability under state or federal law for directors of a corporation.
II. Appointment
The members of the Compensation Committee shall be designated by the Board consistent with the following requirements:
•	The Compensation Committee shall consist of three or more directors, as determined by the Board.

•	Each member of the Compensation Committee shall satisfy the applicable independence requirements of the National Association of Securities Dealers, Inc. (the “NASD”).

•	Each member of the Compensation Committee shall qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.
Compensation Committee members shall be designated annually by the Board. Members shall serve until the successors shall be duly designated and qualified. Any member may be removed at any time, with or without cause, by a majority of the Board then in office. Any vacancy in the Compensation Committee occurring for any cause whatsoever may be filled by a majority of the Board then in office.
The Compensation Committee’s chairperson shall be designated by the Board, or if it does not do so, the Compensation Committee members shall elect a chairperson by vote of a majority of the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at any meeting at which there is a quorum shall be the act of the Compensation Committee.

The Compensation Committee may form and delegate authority to subcommittees when appropriate.
III. Duties and Responsibilities
The Compensation Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:
1.	Review and recommend for approval by the directors of the Board of Directors who satisfy the independence requirements of the NASD (the “Independent Directors”) the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other Executive Officers of the Company.

2.	Review and approve for the Chief Executive and other Executive Officers of the Company the following: (a) compensation policies; (b) annual base salary compensation; (c) bonus or incentive plan(s), (d) perquisites; (e) employment agreements, severance arrangements and change in control agreements/provisions; and (f) any other special or supplemental benefits or compensation applicable to the Chief Executive Officer and other Executive Officers to ensure that such items are aligned with the Company’s objectives and stockholder interests.

3.	Review and approve the Company’s general compensation policies and programs applicable to non-executive employees of the Company.

4.	Review annually the Company’s bonus, incentive and other benefit plans. Review and recommend for approval by the Independent Directors any new plans, and amendments and modifications to any existing plan, subject to applicable stockholder approval requirements.

5.	Administer the Company’s various stock option plans, and review and approve option, restricted stock, stock appreciation right and other equity-based grants to employees, the Chief Executive Officer, and other Executive Officers.

6.	Review the compensation and benefits for the Company’s non-employee directors, and recommend for approval by the Independent Directors any changes in the compensation and benefits.

7.	Establish rules and regulations and perform all other administrative or management duties required of the Board of Directors or the Compensation Committee by the provisions of any compensation or benefit plan maintained by the Company.

8.	Have prepared a Report to the Board on the compensation policies applicable to the Company’s Chief Executive Officer and other Executive Officers during the last completed fiscal year in accordance with the compensation reporting requirements of the Securities and Exchange Commission, and oversee compliance with these requirements.

9.	Perform any other activities consistent with this Charter and applicable law as the Compensation Committee or the Board of Directors may deem appropriate.

IV. Meetings
The Compensation Committee shall meet at least two times annually or more frequently as necessary. The chairperson of the Compensation Committee will preside at each meeting of the Compensation Committee and, in consultation with other members of the Compensation Committee, shall determine the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting is circulated in advance of the meeting. The meetings will be held in accordance with applicable NASD rules.
V. Reporting
The Compensation Committee will apprise the Board of Directors regularly of significant developments in the course of performing the above responsibilities and duties, including reviewing with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s compliance with legal or regulatory requirements.
VI. Compensation
Each member of the Compensation Committee shall be entitled to compensation for meeting attendance and to reimbursement for reasonable out-of-pocket expenses.
VII. Additional Resources
To assist the Compensation Committee in fulfilling its duties, management will provide the Compensation Committee with information and recommendations as needed and requested. If appropriate, the Committee may hire experts in the field of executive compensation to assist with its evaluation of director, CEO or senior executive compensation. The Committee shall have the sole authority to retain and to terminate such experts, and to approve the experts’ fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. However, the Committee may not retain the Company’s auditors for any purpose without prior approval from the Company’s Audit Committee.

EXHIBIT C
Cirrus Logic, Inc.
Charter of the Governance and Nominating Committee
of the Board of Directors
I. Appointment
     There shall be a Governance and Nominating Committee (the “Committee”) whose members shall be appointed by the Board of Directors (the “Board”). All members shall be independent, as defined by the applicable listing standards of the Nasdaq Stock Market, Inc. and other applicable laws and regulations. Members shall continue to act until their successors are elected, but shall be subject to removal at any time by a majority of the entire Board or their earlier resignation. Any resulting vacancy may be filled by the Board. There shall be a minimum of three directors on this Committee.
II. Purpose
     The Committee shall provide counsel to the Board with respect to (i) Board organization, membership, and function, and (ii) committee structure and membership. The Committee will also be responsible for defining the qualifications for candidates for director positions, evaluating qualified candidates, recommending candidates to the Board for election as directors, and proposing a slate of directors for election by stockholders at each annual meeting.
III. Powers and Duties
     The Committee shall assist the Board with respect to matters relating to governance and succession, as follows:
     1. Establish, review and make recommendations to the Board regarding Board composition and structure, including, without limitation:
a.	the term of office for directors;

b.	the size of the Board;

c.	changes to the format of Board meetings; and

d.	matters for consideration by the Board and committees.
     2. Review and make recommendations to the Board regarding the nature and duties of Board committees, including, without limitation:
a.	the charters, duties and powers of Board committees according to existing and planned Company objectives; and

b.	the term of office for committee members.
     3. Establish criteria for membership on the Board, such as particular market or geographic experience, financial background and business experience, and coordinate recruiting new directors, including, without limitation:

C-1

a.	establishing Company policies relating to recruiting directors;

b.	evaluating potential candidates for election as directors and for service on each Board committee, including conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

c.	recommending to the Board the names of qualified persons to be nominated for election or re-election as directors and considering suggestions for Board membership submitted by stockholders.
     4. Consider questions of possible conflicts of interest of Board members and senior executives.
     5. Consider matters of corporate governance, and establish and review Corporate Governance Guidelines.
     6. Oversee an annual self-assessment of the Board’s performance as well as the performance of each Committee of the Board.
IV. Advisors
     The Committee shall have the authority to retain independent advisors to assist in carrying out its responsibilities, as the Committee in its sole discretion deems appropriate. The Committee shall have sole authority to approve the terms of any such engagement, including fees, with funding provided by the Company.
V. Meetings
     The Committee shall meet at least once annually and at such other times as determined by the Chair of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business.
VI. Reporting
     The Committee will report periodically on the Committee’s work and findings to the Board. These reports will contain recommendations for Board actions, when appropriate.
VII. Compensation
     Each member of the Committee shall be entitled to compensation for meeting attendance at the standard fee set by the independent directors of the Board, and to reimbursement for reasonable out-of-pocket expenses.
VIII. Management Support
     To assist the Committee in fulfilling its duties, management will provide the Committee with information and recommendations as needed and requested.
IX. Review of Charter
     The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for its approval.

C-2

EXHIBIT D
Cirrus Logic, Inc.
Corporate Governance Guidelines
I. Director Qualifications
General
The Board of Directors (the “Board”) of Cirrus Logic, Inc. (the “Company”) will have a majority of directors who meet the criteria for independence required by the applicable listing standards of the Nasdaq Stock Market, Inc. (the “NASDAQ”) and other applicable laws and regulations. The Nominating and Governance Committee (the “Governance Committee”) will review, on an annual basis, the requisite skills and characteristics of all Board members, taking into consideration skills and experience in the context of the needs of the Board. Nominees for directorship will be selected and considered by the Governance Committee in accordance with its charter. An invitation to join the Board should be extended on behalf of the Board by the Chairperson of the Governance Committee and the Chairperson of the Board. The Chief Executive Officer shall be the only member of the Board who is an executive officer of the Company.
Size of Board
Subject to the Company’s Certificate of Incorporation and By-Laws, the Board shall be limited to nine or fewer members, except during certain periods, such as director transitions and the integration of acquisitions.
Service on Other Boards
Due to the commitment of time required to adequately fulfill the responsibilities of Board membership, no director may serve on more than six other company boards. Directors should advise the Chairperson of the Board and the Chairperson of the Governance Committee in advance of accepting an invitation to serve on another company board.
Board Evaluation Process
The Governance Committee will oversee an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.
Annual Review for Re-Election
The Governance Committee will review each director’s continuation on the Board every year. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.
Directors Who Change Their Present Job Responsibility
It is not necessary that directors leave the Board when they retire or change from the position they held when they joined the Board. A director should, however, offer to resign to provide an opportunity for the Board, via the Governance Committee, to review the continued appropriateness of Board membership under the circumstances.
Retirement Policy
Board members will retire at the first stockholders’ meeting in which director’s will be elected following the director’s 75th birthday.

II. Director Responsibilities
General
The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interest of the Company and its stockholders. In discharging this obligation, directors should be entitled to rely on the honesty and integrity of the Company’s executive officers and its outside advisors and auditors. The directors shall also be entitled to have the Company purchase reasonable directors’ liability insurance on their behalf, and to receive the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation, By-Laws and any indemnification agreements.
Selection of Chairperson; Lead Independent Director
The Board is free to select its Chairperson in the manner and upon the criteria that it deems best for the Company at the time of selection, except that the Chief Executive Officer shall not be eligible to be selected as Chairperson. The Chairperson or, if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board to be the “lead independent director.” The lead independent director shall coordinate the activities of the other independent directors and perform various other duties. Service of the lead independent director shall not exceed five (5) years.
Attendance at Board Meetings
Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting generally should be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.
Attendance at Annual Meeting
Directors are expected to attend the Company’s annual meeting absent a valid reason. To facilitate attendance and reduce travel costs, the annual meeting should be scheduled to occur around the same time as a periodic meeting of the Board.
Content of Board Meetings
The Chairperson of the Board will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.
Potential Conflicts of Interest
Board members are required to accurately and completely disclose to the Board (or any applicable committee) all financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or any committee) for approval. Disclosed conflicts of interest shall be included in the minutes of the meeting.
Executive Session
The Company’s independent directors will usually meet in executive session either before or after each regularly scheduled Board meeting.
Board Interaction with Investors, Press, Customers, etc.
The Board believes that the management speaks for the Company when dealing with the media, investors, rating agencies, stockholders, customers, regulators and other similar constituencies.
III. Board Committees
General
The Board will have at all times an Audit Committee, a Compensation Committee and a Governance Committee. All of the members of these committees will meet the criteria for independence required by applicable listing standards of the NASDAQ and other applicable laws and regulations. Committee members will be appointed by the Board upon recommendation of the Governance Committee with consideration of the desires of individual directors. It is the belief of the Board that consideration should be given to rotating committee members periodically. It is expected that each committee Chairperson will have had previous service on the applicable committee.
Charters
Each committee will have its own charter, which is approved by the Board. The charters will establish the purposes, goals and responsibilities of the committees, as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure, operations and reporting to the Board.
Schedule and Timing of Meetings
The Chairperson of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors. Board members are welcome to attend any Committee meeting, whether they are a member of the committee or not.
Additional Committees
The Board may, from time to time, establish or maintain additional committees as deemed necessary or appropriate.

IV. Director Access To Officers and Employees
Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent deemed appropriate by the director, inform the Chief Executive Officer that such communications are taking place.
V. Director Compensation
General
The Board believes that director compensation should include components that are designed to align the interests of the directors with the interests of stockholders and that the aggregate value of director compensation and perquisites should generally be at or near the median level of director compensation at peer companies. The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter.
Charitable Contributions
Charitable contributions by the Company exceeding $10,000 in any calendar year to an organization in which an independent director is affiliated shall be subject to the approval of the Compensation Committee, which shall consider the impact of any such contributions on the applicable director’s independence.
VI. Continuing Director Education
The Board believes that it is appropriate for directors, at their discretion, to attend continuing director education programs related to their duties as directors. Upon approval by the chair of the Governance Committee, the Company will reimburse reasonable continuing education and travel expenses incurred by a director in attending such programs.
VII. Management Evaluation and Succession
Review of CEO and Executive Officers
The Board of Directors will review the Chief Executive Officer’s, the Chief Financial Officer’s, and the Chief Legal Officer’s (or General Counsel) performance on an annual basis.
Succession Planning
The Board of Directors will evaluate and nominate potential successors to the Chief Executive Officer. The Chief Executive Officer may make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

VIII. Director Nominations Process
The Governance Committee will review annually the needs of the Board for various skills, experience, expected contributions and other characteristics in determining the director candidates to be nominated for election at the annual meeting of stockholders. The Governance Committee will evaluate candidates for directors proposed by directors, stockholders or management in light of the committee’s views of the current needs of the Board for certain skills, experience or other characteristics, the candidate’s background, skills, experience, other characteristics and expected contributions and the qualification standards established from time to time by the Governance Committee. If the committee believes that the Board requires additional candidates for nomination, the Committee may engage a third party search firm to assist in identifying qualified candidates. All directors and nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Governance Committee. In making the determinations regarding nominations of directors, the Governance Committee may take into account the benefits of diverse viewpoints as well as the benefits of a constructive working relationship among directors.
IX. Communications with the Board of Directors
The Corporate Secretary, or the Chair of the Governance Committee, as appropriate, shall review correspondence addressed to the Board and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary and/or the Chair of the Governance Committee, deals with the functions of the Board or committees thereof. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board of Directors or individual members thereof. Concerns relating to accounting, internal controls, or auditing issues will be immediately brought to the attention of the Audit Committee Chair.

Exhibit E
CIRRUS LOGIC, INC.
2006 STOCK INCENTIVE PLAN
     1. PURPOSE
          1.1 Purpose. The purpose of the Cirrus Logic, Inc. 2006 Stock Incentive Plan (the “Plan”) is to provide a means through which Cirrus Logic, Inc. (the “Company”) may attract able persons to serve as employees, directors, or consultants of the Company or its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, may acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, and Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant, or director as provided in the Plan.
     2. DEFINITIONS
          2.1 Definitions. Whenever the following capitalized words or phrases are used, the following definitions will be applicable throughout the Plan, unless specifically modified by any Section:
     2.1.1 “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     2.1.2 “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.
     2.1.3 “Board” means the board of directors of the Company.
     2.1.4 “Bonus Stock Award” means an Award granted under Section 11 of the Plan.
     2.1.5 “Change of Control Value” means the amount determined in accordance with Section 12.4.

     2.1.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations under such section.
     2.1.7 “Committee” means a committee of the Board that is selected by the Board as provided in Section 4.1.
     2.1.8 “Common Stock” means the common stock, $0.001 par value, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 12.
     2.1.9 “Company” means Cirrus Logic, Inc., a Delaware corporation.
     2.1.10 “Consultant” means any person who is not an Employee or Director and who is providing services to the Company or any Affiliate as an advisor, consultant, or other non-common law employee.
     2.1.11 “Corporate Change” means either (i) the Company will not be the surviving entity in any merger, share exchange, or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) at such time as the Company becomes a reporting company under the 1934 Act, as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election will cease to constitute a majority of the Board; provided, however, that a Corporate Change will not include (A) any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction, which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting stock (based upon voting power) of (1) any entity that owns, directly or indirectly, the stock of the Company, (2) any entity with which the Company has merged, or (3) any entity that owns an entity with which the Company has merged.
     2.1.12 “Director” means (i) an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who either is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date and (ii) for purposes of and relating to eligibility for the grant of an Award, an individual elected to the board of directors of any Affiliate.
     2.1.13 “Employee” means any person in an employment relationship with the Company or any Affiliate. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute employment by the Company.
     2.1.14 “Fair Market Value” means, as of any specified date, (i) the closing sales price of the Common Stock either (A) if the Common Stock is traded on the National Market System of the NASDAQ, as reported on the National Market System of NASDAQ on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported), or (B) if the Common Stock is listed on a national securities exchange, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Common Stock are so reported); (ii) if the Common Stock is not traded on the National Market System of the NASDAQ or a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the closing sales price (or if selling prices are not reported, the average between the closing bid and asked prices of Common Stock) on the most recent date on which Common Stock was publicly traded; (iii) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate; or (iv) on the date of an initial public offering of common stock, the offering price under such initial public offering.
     2.1.15 “Forfeiture Restrictions” will have the meaning assigned to such term in Section 8.2.
     2.1.16 “Full-Value Award” means an Award other than an Option, a Stock Appreciation Right, or other Award whose intrinsic value is solely dependent on appreciation in the price of the Common Stock after the date of grant.
     2.1.17 “Holder” means an Employee, Consultant, or Director who has been granted an Award.
     2.1.18 “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
     2.1.19 “1934 Act” means the Securities Exchange Act of 1934, as amended.
     2.1.20 “Nonstatutory Stock Option” means Options that do not constitute Incentive Stock Options.
     2.1.21 “Option” means an Award granted under 7 and includes both Incentive Stock Options and options that do not constitute Incentive Stock Options.
     2.1.22 “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option, including the accompanying “Notice of Grant of Stock Option.”
     2.1.23 “Performance Award” means an Award granted under Section 9 of the Plan.
     2.1.24 “Performance Award Agreement” means a written agreement between the Company and a Holder with respect to a Performance Award.
     2.1.25 “Phantom Stock Award” means an Award granted under Section 10 of the Plan.
     2.1.26 “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.
     2.1.27 “Plan” means the Cirrus Logic, Inc. 2006 Stock Incentive Plan, as amended from time to time.
     2.1.28 “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
     2.1.29 “Restricted Stock Award” means an Award granted under 8.

     2.1.30 “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.
     2.1.31 “Stock Appreciation Right” will have the meaning assigned to such term in Subsection 7.4.4.
          2.2 Number and Gender. Wherever appropriate in the Plan, words used in the singular will be considered to include the plural, and words used in the plural will be considered to include the singular. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender.
          2.3 Headings. The headings of Sections and Subsections in the Plan are included solely for convenience, and, if there is any conflict between such headings and the text of the Plan, the text will control. All references to Sections and Subsections are to this document unless otherwise indicated.
   3. EFFECTIVE DATE AND DURATION OF THE PLAN
          3.1 Effective Date. The Plan will become effective upon the date of its adoption by the Board, provided that the Plan is approved by the stockholders of the Company within 12 months after such adoption. Notwithstanding any provision in the Plan or in any Option Agreement, Restricted Stock Agreement, Performance Award Agreement, or Phantom Stock Award Agreement, no Option will be exercisable, no Restricted Stock Award or Bonus Stock Award will be granted, and no Performance Award or Phantom Stock Award will vest or become satisfiable prior to such stockholder approval.
          3.2 Duration of Plan. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan will remain in effect until all Options granted under the Plan have been exercised, forfeited, assumed, substituted, satisfied or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied or expired.
   4. ADMINISTRATION
          4.1 Composition of Committee. The Plan will be administered by a committee of, and appointed by, the Board. In the absence of the Board’s appointment of such Committee to administer the Plan, the Board will serve as the Committee. Notwithstanding the foregoing, from and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the Plan will be administered by a committee of, and appointed by, the Board that will be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority under the Code and within the meaning of “Non-Employee Director” as defined in Rule 16b-3).
          4.2 Powers. Subject to the express provisions of the Plan, the Committee will have authority, in its discretion, to determine which Employees, Consultants, or Directors will receive an Award, the time or times when such Award will be made, whether an Incentive Stock Option or Nonstatutory Stock Option will be granted, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award or Bonus Stock Award, and the value of each Phantom Stock Award. In making such determinations, the Committee will take into account the nature of the services rendered by the respective Employees,

Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its discretion will deem relevant.
             4.3 Additional Powers. The Committee will have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this will include the power (1) to construe the Plan and the respective agreements executed under the Plan, (2) to prescribe rules and regulations relating to the Plan, (3) to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as will be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and (4) to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it will deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section will be conclusive and binding on all persons.
   5. STOCK SUBJECT TO THE PLAN
             5.1 Stock Offered. Subject to the limitations set forth in Section 5.2, the stock to be offered pursuant to the grant of an Award may be (1) authorized but unissued Common Stock or (2) previously issued and outstanding Common Stock reacquired by the Company. Any of such shares that remain unissued and are not subject to outstanding Awards at the termination of the Plan will cease to be subject to the Plan, but until termination of the Plan, the Company will at all times make available a sufficient number of shares to meet the requirements of the Plan.
             5.2 Plan and Individual Limitations on Shares.
     5.2.1 Subject to adjustment in the same manner as provided in Section 12 with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, will not exceed 17,000,000 shares. To the extent that a share of Common Stock is subject to an outstanding Full-Value Award, such share shall reduce the aggregate share limit set forth in this Subsection by 1.5 shares of Common Stock. To the extent that a share of Common Stock is subject to an outstanding Award other than a Full-Value Award, such share shall reduce the aggregate share limit set forth in this Subsection by one share of Common Stock. Stock Appreciation Rights to be settled in shares of Common Stock pursuant to Section 7.4(d) or Section 10 shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Rights.
     5.2.2 Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards, Phantom Stock Awards, Bonus Stock Awards, and Performance Awards denominated in shares of Common Stock granted under the Plan to any one individual during any calendar year may not exceed 400,000 shares (as adjusted from time to time in accordance with the provisions of the Plan), and the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $1,000,000.

     5.2.3 Shares will be deemed to have been issued under the Plan only (1) to the extent actually issued and delivered pursuant to an Award or (2) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award will again be available for the grant of an Award, and the aggregate share limit set forth in Subsection 5.2(a) will be increased by the number of shares subtracted from such limit with respect to the grant of such lapsed Award. From and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the limitation set forth in the preceding sentences will be applied in a manner that will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretative authority under the Code, any shares subject to Options that are canceled or repriced.
   6. GRANT OF AWARDS
          6.1 Eligibility for Award. Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors.
          6.2 Grant of Awards. The Committee may from time to time in its discretion grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 6.1. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.
   7. STOCK OPTIONS
          7.1 Option Period. The term of each Option will be as specified by the Committee at the date of grant, but in no event will an Option be exercisable after the expiration of ten years from the date of grant.
          7.2 Limitations on Vesting and/or Exercise of Option. An Option will be vested and/or exercisable in whole or in part and at such times as determined by the Committee and set forth in the Notice of Grant and Option Agreement. The Committee in its discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s market share, (iv) the market share of a business unit of the Company designated by the Committee, (v) the Company’s sales, (vi) the sales of a business unit of the Company designated by the Committee, (vii) the net income (before or after taxes) of the Company or a business unit of the Company designated by the Committee, (viii) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (ix) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (x) the economic value added, or (xi) the return on stockholders’ equity achieved by the Company; (2) the Holder’s continued employment as an Employee with the Company or continued service as a Consultant or Director for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (4) a combination of any of the foregoing. Each Option may, in the discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option.

          7.3 Special Limitations on Incentive Stock Options.
     7.3.1 An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted.
     7.3.2 No Incentive Stock Option will be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (1) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (2) such Option by its terms is not exercisable after the expiration of five years from the date of grant.
     7.3.3 If an Option is designated as an Incentive Stock Option in the Notice of Grant of Stock Option, to the extent that such Option (together with all Incentive Stock Options granted to the Optionee under the Plan and all other stock option plans of the Company and its parent and subsidiaries) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of each such Incentive Stock Option that exceeds such amount will be treated as a Nonstatutory Stock Option. For purposes of this Subsection, Options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of Common Stock is determined as of the time the Option with respect to such Common Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Subsection, such different limitation will be deemed incorporated in the Plan effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Subsection, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee will be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion will be issued upon the exercise of the Option.
     7.3.4 An Incentive Stock Option (1) will not be transferable otherwise than by will or the laws of descent and distribution and (2) will be exercisable during the Holder’s lifetime only by such Holder or his guardian or legal representative.
     7.3.5 The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option will not be less than 100% of the Fair Market Value of a share of Common Stock on the date such Option is granted.
          7.4 Option Agreement.
     7.4.1 Each Option will be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time will approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code and provisions relating to vesting and exercisability. The terms and conditions of the Options and respective Option Agreements need not be identical. Subject to the consent of the Holder, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion of the Option, may be exercisable).

     7.4.2 Each Option Agreement will specify the effect of termination of (1) employment, (2) the consulting, advisory, or other non-common law employee relationship, or (3) membership on the Board, as applicable, on the vesting and/or exercisability of the Option.
     7.4.3 An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option through procedures satisfactory to, and approved by and in the sole discretion of, the Committee. Generally, and without limiting the Committee’s absolute discretion, a “cashless exercise” will only be permitted at such times in which the shares underlying this Option are publicly traded.
     7.4.4 An Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price for such shares (“Stock Appreciation Right”), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right will be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified for such Common Stock in the Option or the portion of the Option to be surrendered.
          7.5 Option Price, Payment, and Exercise. Subject to Subsection 7.3.2 with respect to Incentive Stock Options, the price at which a share of Common Stock may be purchased upon exercise of an Option will be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion of the Option may be exercised by delivery of an irrevocable notice of exercise to the Secretary of the Company, except as may otherwise be provided in the Option Agreement. The purchase price of the Option or portion of the Option will be paid in full in the manner prescribed by the Committee. Separate stock certificates will be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.
          7.6 Stockholder Rights and Privileges. The Holder will be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.
          7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options and such rights held by individuals employed by corporations who become Employees, Consultants, or Directors as a result of a merger, consolidation, or other business combination of the employing corporation with the Company or any Affiliate.
          7.8 Restrictions on Repricing of Options. Except as provided in Section 12, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).
     8. RESTRICTED STOCK AWARDS
          8.1 Restricted Stock Agreement. At the time any Award is made under this Section, the Company and the Holder will enter into a Restricted Stock Agreement setting forth each of the matters contemplated by the Plan and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Holder and the restriction set forth in the last sentence of Section 8.4 below, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
          8.2 Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions will be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions will lapse upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) the price of a share of Common Stock, (ii) the Company’s earnings per share, (iii) the Company’s market share, (iv) the market share of a business unit of the Company designated by the Committee, (v) the Company’s sales, (vi) the sales of a business unit of the Company designated by the Committee, (vii) the net income (before or after taxes) of the Company or a business unit of the Company designated by the Committee, (viii) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (ix) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (x) the economic value added, or (xi) the return on stockholders’ equity achieved by the Company; (2) the Holder’s continued employment as an Employee with the Company or continued service as a Consultant or Director for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (4) a combination of any of the foregoing. The performance measures described in clause (1) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may, in the discretion of the Committee, have different Forfeiture Restrictions.
          8.3 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award will be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. Unless otherwise provided in the Restricted Stock Agreement, the Holder will have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject to such Restricted Stock Agreement, and to enjoy all other stockholder rights, except that (1) the Holder will not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have lapsed, (2) the Company will retain custody of the stock until the Forfeiture Restrictions have lapsed, (3) the Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the Forfeiture Restrictions have lapsed, and (4) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement will cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Holder prior to lapse of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions will be set forth in the Restricted Stock Agreement made in conjunction with the Award.
          8.4 Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Holder pursuant to a Restricted Stock Award, and, upon such vesting, all restrictions applicable to such Restricted Stock Award will lapse as of such date. Any action by the Committee pursuant to this Section may vary among individual Holders and may vary among the

Restricted Stock Awards held by any individual Holder. Notwithstanding the preceding provisions of this Section, from and after the date upon which the Company becomes a “publicly held corporation” (as defined in section 162(m) of the Code and applicable interpretive authority under the Code), the Committee may not take any action described in this Section with respect to a Restricted Stock Award that has been granted after such date to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.
          8.5 Payment for Restricted Stock. The Committee will determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that, in the absence of such a determination, a Holder will not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
   9. PERFORMANCE AWARDS
          9.1 Performance Award Agreements. At the time any Award is made under this Section, the Company and the Holder will enter into a Performance Award Agreement setting forth each of the matters contemplated by the Plan and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.
          9.2 Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award will be measured.
          9.3 Performance Measures. A Performance Award shall be awarded to a Holder contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.
          9.4 Awards Criteria. In determining the value of Performance Awards, the Committee will take into account a Holder’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder’s Performance Award during the performance period.

          9.5 Payment. Following the end of the performance period, the Holder of a Performance Award will be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Notwithstanding any provision in this Section to the contrary, any payment due with respect to a Performance Award shall be paid no later than ten years after the date of grant of such Performance Award. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.
          9.6 Termination of Award. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.
     10. PHANTOM STOCK AWARDS
          10.1 Phantom Stock Award Agreements. At the time any Award is made under this Section, the Company and the Holder will enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated by the Plan and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.
          10.2 Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Holder respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option.
          10.3 Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award will vest with respect to the Holder.
          10.4 Awards Criteria. In determining the value of Phantom Stock Awards, the Committee will take into account a Holder’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
          10.5 Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the Holder of a Phantom Stock Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

          10.6 Termination of Award. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
     11. BONUS STOCK AWARDS
          11.1 Bonus Stock Awards. Each Bonus Stock Award granted to a Holder will constitute a transfer of unrestricted Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards will be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Committee in its sole discretion.
     12. RECAPITALIZATION OR REORGANIZATION
          12.1 No Effect on Board’s or Stockholders’ Power. The existence of the Plan and the Awards granted under the Plan will not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (1) any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, (2) any merger, share exchange, or consolidation of the Company or any Affiliate, (3) any issue of debt or equity securities ranking senior to or affecting Common Stock or the rights of Common Stock, (4) the dissolution or liquidation of the Company or any Affiliate, (5) any sale, lease, exchange, or other disposition of all or any part of the Company’s or any Affiliate’s assets or business, or (6) any other corporate act or proceeding.
          12.2 Adjustment in the Event of Stock Subdivision, Consolidation, or Dividend. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company will effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised (1) in the event of an increase in the number of outstanding shares, will be proportionately increased, and the purchase price per share will be proportionately reduced, and (2) in the event of a reduction in the number of outstanding shares, will be proportionately reduced, and the purchase price per share will be proportionately increased. Any fractional share resulting from such adjustment will be rounded up to the next whole share.
          12.3 Adjustment in the Event of Recapitalization or Corporate Change.
     12.3.1 If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted will be adjusted so that such Award will thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.
     12.3.2 If a Corporate Change occurs, then no later than (1) 10 days after the approval by the stockholders of the Company of a Corporate Change, other than a Corporate Change resulting from a person or entity acquiring or gaining ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, or (2) 30 days after a Corporate Change resulting from a person or entity acquiring or gaining ownership or control of more than 50% of the outstanding shares of the Company’s voting stock, the Committee, acting in its sole discretion and without the consent or approval of any

Holder, will effect one or more of the following alternatives, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder:
          12.3.2.1 Accelerate the vesting of any Options (or any portion of any Option) then outstanding;
          12.3.2.2 Accelerate the time at which some or all of the Options (or any portion of the Options) then outstanding may be exercised so that such Options (or any portion of such Options) may be exercised for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders under such Options will terminate;
          12.3.2.3 Require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options (or any portion of such Options) held by such Holders (irrespective of whether such Options (or any portion of such Options) are then vested or exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee will then cancel such Options (or any portion of such Options) and cause the Company to pay each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares;
          12.3.2.4 Make such adjustments to Options (or any portion of such Options) then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to one or more Options (or any portion of such Options) then outstanding); or
          12.3.2.5 Provide that the number and class of shares of Common Stock covered by an Option (or any portion of such Option) theretofore granted will be adjusted so that such Option will thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation, or sale of assets or dissolution if, immediately prior to such merger, consolidation, or sale of assets or dissolution, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.
        12.4 Change of Control Value. For purposes of Subsection 12.3(b)(iii) above, the “Change of Control Value” will equal the amount determined in one of the following clauses, whichever is applicable:
     12.4.1 The per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction;
     12.4.2 The price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or
     12.4.3 If such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.

In the event that the consideration offered to stockholders of the Company in any transaction described in this Section or in Section 12.3 above consists of anything other than cash, the Committee will determine in its discretion the fair cash equivalent of the portion of the consideration offered that is other than cash.
          12.5 Other Adjustments. In the event of changes in the outstanding Common Stock by reason of recapitalizations, mergers, consolidations, reorganizations, liquidations, combinations, split-ups, split-offs, spin-offs, exchanges, issuances of rights or warrants, or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of grant of any Award and not otherwise provided for by this Section, (1) such Award and any agreement evidencing such Award will be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award, and (2) the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards to any one individual may be appropriately adjusted by the Committee, whose determination will be conclusive and binding on all parties. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Holder, may require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Holder an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, will be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
          12.6 Stockholder Action. If any event giving rise to an adjustment provided for in this Section requires stockholder action, such adjustment will not be effective until such stockholder action has been taken.
          12.7 No Adjustment Except as Provided in the Plan. Except as expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe for such shares or other securities, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
     13. AMENDMENT AND TERMINATION OF THE PLAN
          13.1 Termination of Plan. The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted.
          13.2 Amendment of Plan. The Board will have the right to alter or amend the Plan or any part of the Plan from time to time; provided that no change in any Award theretofore granted may be made that would impair the rights of the Holder without the consent of the Holder; and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to (1) increase the maximum aggregate number of shares that may be issued under the Plan, (2) increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, (3) change the class of individuals eligible to receive Awards under the Plan, or (4) amend or delete Section 7.8 of the Plan.
     14. MISCELLANEOUS
          14.1 No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee will be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights under the Plan except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in such Agreement.
          14.2 Unfunded Plan. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to insure the payment of any Award.
          14.3 No Employment/Consulting/Membership Rights Conferred. Nothing contained in the Plan will (1) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting, advisory, or other non-common law relationship with the Company or any Affiliate or (2) interfere in any way with the right of the Company or any Affiliate to terminate any Employee’s employment or any Consultant’s consulting, advisory, or other non-common law relationship at any time. Nothing contained in the Plan will confer upon any Director any right with respect to continuation of membership on the Board.
          14.4 Compliance with Other Laws. The Company will not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel to the Company, there is no exemption from the registration requirements of such laws, rules, or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock will be delivered, nor will any cash in lieu of fractional shares be paid.
          14.5 Withholding. The Company will have the right to deduct or cause to be deducted in connection with all Awards any taxes required by law to be withheld and to require any payments required to satisfy applicable withholding obligations.
          14.6 No Restriction on Corporate Action. Nothing contained in the Plan will be construed to prevent the Company or any Affiliate from taking any corporate action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Consultant, Director, beneficiary, or other person will have any claim against the Company or any Affiliate as a result of any such action.
          14.7 Restrictions on Transfer. Except as otherwise provided by the Committee as set forth in this Section, an Award (other than an Incentive Stock Option, which will be subject to the transfer restrictions set forth in Section 7.3) will not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order. The Committee shall have the discretion to permit the transfer of an Award (other than an Incentive Stock Option); provided, however, that such transfer shall be limited to members of a

Holder’s immediate family (as defined in Rule 16(a)-1(e) of the 1934 Act), trusts, and partnerships established for the primary benefit of such family members or to charitable organizations; and provided further, that such transfer is not made for consideration to the Holder.
          14.8 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to conflicts of laws principles thereof.

CIRRUS LOGIC, INC.
2901 VIA FORTUNA
AUSTIN, TEXAS 78746

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cirrus Logic, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE (U.S. and Canada only) — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cirrus Logic, Inc., c/o ADP,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CIRLG1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIRRUS LOGIC, INC.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.

			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Directors.
	The Board of Directors recommends a vote FOR the listed nominees.		☐	☐	☐

	Nominees: (01) Michael L. Hackworth (02) David D. French (03) D. James Guzy (04) Suhas S. Patil	(05) Walden C. Rhines (06) William D. Sherman (07) Robert H. Smith

						For	Against	Abstain

Vote On Proposals

The Board of directors recommends a vote FOR the following proposals.

2.	Ratification and Approval of the Company’s 2006 Stock Incentive Plan.					☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.					☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy is revocable at any time before it is exercised.

For address changes, please check this box and write them on the back where indicated						☐

						Yes	No

HOUSEHOLDING ELECTION- Please indicate if you consent to receive certain future investor communications in a single package per household						☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Vote by Telephone (U.S. and Canada only)

It’s fast, convenient, and immediate!
Call Toll-Free on a Touchtone Phone
1-800-690-6903

Follow these 3 easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Call the toll-free number at 1-800-690-6903.

3.	Follow the recorded instructions.

Your vote is important!
Call 1-800-690-6903 anytime!

Vote by Internet (Worldwide)

It’s fast, convenient, and your vote is immediately
confirmed and posted.

Follow these 3 easy steps:

1.	Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.	Go to the Website at http://www.proxyvote.com.

3.	Follow the instructions provided.

Your vote is important!
Go to http://www.proxyvote.com anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

PROXY

CIRRUS LOGIC, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 2, 2006, and the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2006, and hereby appoints John Kurtzweil and Scott Thomas, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 28, 2006 at 1:00 p.m. local time at Cirrus Logic, Inc., 2901 Via Fortuna, Austin, TX 78746, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE